                                                                    EXHIBIT 10.3
                             CHAUVCO RESOURCES LTD.
                                  As Borrower

                                    - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE
        As Arranger, Administrative Agent, and Canadian Resident Lender

                                    - and -

                              BANK OF NOVA SCOTIA
              As Co-Syndication Agent and Canadian Resident Lender

                                    - and -

                              ROYAL BANK OF CANADA
              As Co-Syndication Agent and Canadian Resident Lender

                                    - and -

                       THE CHASE MANHATTAN BANK OF CANADA
                    As Co-Agent and Canadian Resident Lender

                                    - and -

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                      As Co-Agent and Non-resident Lender

                                    - and -

                           NATIONSBANK OF TEXAS, N.A.
                      As Co-Agent and Non-resident Lender

                                    - and -

                           THE TORONTO-DOMINION BANK
                    As Co-Agent and Canadian Resident Lender

                                    - and -

                           FIRST UNION NATIONAL BANK
                             As Non-resident Lender

                                    - and -

                              WACHOVIA BANK, N.A.
                             As Non-resident Lender

                                    - and -

                       THOSE FINANCIAL INSTITUTIONS WHICH
                            HEREAFTER BECOME LENDERS

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

--------------------------------------------------------------------------------

                          Effective December 18, 1997

                               TABLE OF CONTENTS


                                   ARTICLE 1
                                INTERPRETATION
1.1              Definitions . . . . . . . . . . . . . . . . . . . . .  -2-
1.2              Headings  . . . . . . . . . . . . . . . . . . . . . .  -3-
1.3              Subdivisions  . . . . . . . . . . . . . . . . . . . .  -3-
1.4              Number  . . . . . . . . . . . . . . . . . . . . . . .  -3-
1.5              Statutes, Regulations and Rules . . . . . . . . . . .  -3-
1.6              Monetary References . . . . . . . . . . . . . . . . .  -3-
1.7              Time  . . . . . . . . . . . . . . . . . . . . . . . .  -3-
1.8              Governing Law . . . . . . . . . . . . . . . . . . . .  -3-
1.9              Enurement . . . . . . . . . . . . . . . . . . . . . .  -3-
1.10             Amendments  . . . . . . . . . . . . . . . . . . . . .  -3-
1.11             No Waiver . . . . . . . . . . . . . . . . . . . . . .  -3-
1.12             Severability  . . . . . . . . . . . . . . . . . . . .  -4-
1.13             Inconsistency . . . . . . . . . . . . . . . . . . . .  -4-
1.14             Accounting Terms and Principles . . . . . . . . . . .  -4-
1.15             Schedules . . . . . . . . . . . . . . . . . . . . . .  -4-





                                   ARTICLE 2
                          DELIVERIES ON CLOSING DATE

2.1              Deliveries on Closing by Borrower . . . . . . . . . .  -5-



                                   ARTICLE 3
                              THE CREDIT FACILITY

3.1              The Credit Facility . . . . . . . . . . . . . . . . .  -5-
3.2              Extension of Conversion Date  . . . . . . . . . . . .  -5-
3.3              Conversion to Term Loan . . . . . . . . . . . . . . .  -7-
3.4              Non-Accepting Lender  . . . . . . . . . . . . . . . .  -7-
3.5              Defaulting Lender . . . . . . . . . . . . . . . . . .  -8-
3.6              Outstanding Principal . . . . . . . . . . . . . . . .  -8-
3.7              Maturity Date of Advances . . . . . . . . . . . . . .  -8-
3.8              Repayments  . . . . . . . . . . . . . . . . . . . . .  -8-
                 (a)      During Revolving Period  . . . . . . . . . .  -8-
                 (b)      During Term Period . . . . . . . . . . . . .  -8-
                 (c)      Payment On Termination Date  . . . . . . . .  -9-
                 (d)      General Right to Prepay And Cancel . . . . .  -9-
                 (e)      Cancellation During the Revolving Period . .  -9-
                 (f)      Prepayment During Term Period  . . . . . . .  -9-
3.9              Use of Proceeds . . . . . . . . . . . . . . . . . . .  -9-
3.10             Types of Accommodation  . . . . . . . . . . . . . . . -10-
3.11             Determination of Applicable Rating Level  . . . . . . -10-

3.12     Interest and Fees . . . . . . . . . . . . . . . . . . . . . . .   -11-
         (a)      Interest and Fees  . . . . . . . . . . . . . . . . . .   -11-
         (b)      Increase in Rates and Fees on change of Applicable
                        Rating Level . . . . . . . . . . . . . . . . . .   -11-

                                   ARTICLE 4
                           UNSECURED CREDIT FACILITY

4.1      Unsecured Credit Facility . . . . . . . . . . . . . . . . . . .   -12-


                                   ARTICLE 5
                          FUNDING AND OTHER MECHANICS

5.1      Funding of Accommodations . . . . . . . . . . . . . . . . . . .   -12-
5.2      Notice Provisions . . . . . . . . . . . . . . . . . . . . . . .   -12-
5.3      Irrevocability  . . . . . . . . . . . . . . . . . . . . . . . .   -13-
5.4      Pro-Rata Availment and Payment. . . . . . . . . . . . . . . . .   -13-
5.5      Rollover/Conversion of Accommodations . . . . . . . . . . . . .   -14-
5.6      Agent's Obligations . . . . . . . . . . . . . . . . . . . . . .   -14-
5.7      Lenders' Obligations  . . . . . . . . . . . . . . . . . . . . .   -15-
5.8      Exchange Rate Fluctuations  . . . . . . . . . . . . . . . . . .   -15-
5.9      Excess Relating to LIBOR Based Loans, Canadian Eurodollar Loans
                 and Bankers' Acceptances. . . . . . . . . . . . . . . .   -15-

                                   ARTICLE 6
                             HOSTILE ACQUISITIONS

6.1      Hostile Acquisitions  . . . . . . . . . . . . . . . . . . . . .   -15-

                                   ARTICLE 7
                       CALCULATION OF INTEREST AND FEES

7.1      Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -16-
7.2      Payment of Interest, Stamping Fees and Issuance Fees  . . . . .   -16-
         (a)     Interest  . . . . . . . . . . . . . . . . . . . . . . .   -16-
         (b)     Calculation of Interest and Stamping Fees . . . . . . .   -17-
         (c)     LIBOR Based Loans and Canadian Eurodollar Loans . . . .   -17-
         (d)     Interest Act (Canada) . . . . . . . . . . . . . . . . .   -17-
7.3      Payment of Stamping Fee . . . . . . . . . . . . . . . . . . . .   -17-
7.4       Maximum Rate of Return . . . . . . . . . . . . . . . . . . . .   -17-
7.5      Waiver of Judgment Interest Act (Alberta) . . . . . . . . . . .   -18-
7.6      Deemed Reinvestment Not Applicable  . . . . . . . . . . . . . .   -18-

                                   ARTICLE 8
               GENERAL PROVISIONS RELATING TO LIBOR BASED LOANS
                         AND CANADIAN EURODOLLAR LOANS
8.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -18-
8.2     Early Termination of LIBOR Periods  . . . . . . . . . . . . . . . . -18-
8.3     Inability to Make LIBOR Based Loans or Canadian Eurodollar Loans .  -19-

                                   ARTICLE 9
                             BANKERS' ACCEPTANCES

9.1     Creation of Bankers' Acceptances  . . . . . . . . . . . . . . . . . -19-
9.2     Terms of Acceptance by the Canadian Resident Lenders  . . . . . . . -20-
        (a)     Delivery and Payment  . . . . . . . . . . . . . . . . . . . -20-
        (b)     No Liability  . . . . . . . . . . . . . . . . . . . . . . . -20-
        (c)     Bankers' Acceptances Purchased by Lenders . . . . . . . . . -20-
        (d)     Marketing . . . . . . . . . . . . . . . . . . . . . . . . . -20-
        (e)     Power of Attorney . . . . . . . . . . . . . . . . . . . . . -20-
9.3     General Mechanics . . . . . . . . . . . . . . . . . . . . . . . . . -20-
        (a)     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . -20-
        (b)     Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . -21-
        (c)     Conversion from Canadian Dollar Accommodation . . . . . . . -21-
        (d)     Conversion to Canadian Dollar Accommodation . . . . . . . . -21-
        (e)     Conversion from or to U.S. Dollar Accommodation . . . . . . -22-
        (f)     Authorization . . . . . . . . . . . . . . . . . . . . . . . -22-
9.4     Execution of Bankers' Acceptances . . . . . . . . . . . . . . . . . -22-
9.5     Escrowed Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . -22-

                                  ARTICLE 10
                      INCREASED COSTS AND WITHHOLDING TAX

10.1    Increased Costs Due to Changes in Law . . . . . . . . . . . . . . . -23-
10.2    Changes in Circumstances  . . . . . . . . . . . . . . . . . . . . . -23-
10.3    Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
        (a)     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . -24-
        (b)     Credits or Refunds  . . . . . . . . . . . . . . . . . . . . -25-
        (c)     Contesting Taxes  . . . . . . . . . . . . . . . . . . . . . -25-

                                  ARTICLE 11
                               FEES AND EXPENSES

11.1      Facility Fee  . . . . . . . . . . . . . . . . . . . . . . .  -25-
11.2      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  -26-


                                  ARTICLE 12
                             CONDITIONS PRECEDENT

12.1      Conditions Precedent to Initial Drawdown  . . . . . . . . .  -26-
          (a)     Deliveries  . . . . . . . . . . . . . . . . . . . .  -26-
          (b)     Notice  . . . . . . . . . . . . . . . . . . . . . .  -27-
          (c)     Guarantee . . . . . . . . . . . . . . . . . . . . .  -27-
          (d)     Corporate Proceedings . . . . . . . . . . . . . . .  -27-
          (e)     Absence of Material Litigation  . . . . . . . . . .  -27-
          (f)     No Change in Applicable Law . . . . . . . . . . . .  -27-
          (g)     No Default  . . . . . . . . . . . . . . . . . . . .  -27-
          (h)     Chauvco Acquisition . . . . . . . . . . . . . . . .  -27-
          (i)     Absence of Litigation Enjoining Acquisition . . . .  -28-
          (j)     Chauvco Acquisition Notices . . . . . . . . . . . .  -28-
          (k)     No Material Adverse Change  . . . . . . . . . . . .  -28-
          (l)     Pro Forma Balance Sheet of Parent . . . . . . . . .  -28-
12.2      Conditions to Subsequent Advances . . . . . . . . . . . . .  -28-
          (a)     Notice  . . . . . . . . . . . . . . . . . . . . . .  -28-
          (b)     No Default  . . . . . . . . . . . . . . . . . . . .  -28-
          (c)     Representations and Warranties  . . . . . . . . . .  -28-

                                  ARTICLE 13
                REPRESENTATIONS AND WARRANTIES OF THE BORROWER

13.1      Borrower's Representations and Warranties . . . . . . . . .  -29-
          (a)     No Default  . . . . . . . . . . . . . . . . . . . .  -29-
          (b)     Organization, Existence and Good Standing . . . . .  -29-
          (c)     Authorization . . . . . . . . . . . . . . . . . . .  -29-
          (d)     No Conflicts or Consents  . . . . . . . . . . . . .  -29-
          (f)     Financial Statements  . . . . . . . . . . . . . . .  -30-
          (g)     Other Obligations . . . . . . . . . . . . . . . . .  -30-
          (h)     Full Disclosure . . . . . . . . . . . . . . . . . .  -30-
          (i)     Litigation  . . . . . . . . . . . . . . . . . . . .  -31-
          (j)     Environmental Matters . . . . . . . . . . . . . . .  -31-
          (k)     Title to Properties . . . . . . . . . . . . . . . .  -31-
          (l)     Solvency  . . . . . . . . . . . . . . . . . . . . .  -31-
          (m)     Environmental Laws  . . . . . . . . . . . . . . . .  -31-

        (n)     No Breach of Orders, Licences or Statutes . . . . . . . . -31-
        (o)     Approvals . . . . . . . . . . . . . . . . . . . . . . . . -32-
        (p)     Restricted Subsidiaries . . . . . . . . . . . . . . . . . -32-
        (q)     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
13.2    Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . . . -32-

                                      ARTICLE 14
                              COVENANTS OF THE BORROWER

14.1    Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . -33-
        (a)     Payment and Performance . . . . . . . . . . . . . . . . . -33-
        (b)     Books, Financial Statements and Reports . . . . . . . . . -33-
        (c)     Other Information and Inspections . . . . . . . . . . . . -34-
        (d)     Notice of Material Events . . . . . . . . . . . . . . . . -35-
        (e)     Maintenance of Existence and Qualifications . . . . . . . -35-
        (f)     Payment of Taxes and Trade Debt . . . . . . . . . . . . . -35-
        (g)     Insurance . . . . . . . . . . . . . . . . . . . . . . . . -36-
        (h)     Compliance with Agreements and Law  . . . . . . . . . . . -36-
        (i)     Maintenance of Business . . . . . . . . . . . . . . . . . -36-
        (j)     Operations  . . . . . . . . . . . . . . . . . . . . . . . -36-
        (k)     Ranking of Indebtedness . . . . . . . . . . . . . . . . . -36-
        (l)     Ownership of Restricted Subsidiaries  . . . . . . . . . . -37-
        (m)     Ownership of Assets . . . . . . . . . . . . . . . . . . . -37-
14.2    Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . -37-
        (a)     Limitation on Indebtedness  . . . . . . . . . . . . . . . -37-
        (b)     Negative Pledge . . . . . . . . . . . . . . . . . . . . . -38-
        (c)     Limitation on Mergers . . . . . . . . . . . . . . . . . . -38-
        (d)     Limitation on Disposition of Capital Stock of Restricted
                         Subsidiaries . . . . . . . . . . . . . . . . . . -38-
        (e)     Limitation on Restricted Payments . . . . . . . . . . . . -38-
        (f)     Transactions with Affiliates  . . . . . . . . . . . . . . -39-
        (g)     Limitations on Restricted Subsidiaries  . . . . . . . . . -39-
        (h)     Limitation on Sale/Leasebacks . . . . . . . . . . . . . . -39-
        (i)     Conversion between Restricted Subsidiary and
                          Unrestricted Subsidiary . . . . . . . . . . . . -39-
        (j)     Disposition of Property . . . . . . . . . . . . . . . . . -40-
        (k)     Limitation on Distributions to Pioneer (Canada) . . . . . -40-

                                      ARTICLE 15
                                INDEMNITY OF BORROWER

15.1    Indemnity of Borrower . . . . . . . . . . . . . . . . . . . . . . -41-

                                  ARTICLE 16
                                 SUBSIDIARIES
16.1      Guarantees by Restricted Subsidiaries . . . . . . . . . . . . .  -42-

                                  ARTICLE 17
                     ADMINISTRATION OF THE CREDIT FACILITY

17.1      Authorization and Action  . . . . . . . . . . . . . . . . . . .  -42-
          (a)     Authorization and Action  . . . . . . . . . . . . . . .  -42-
          (b)     Paying Agent  . . . . . . . . . . . . . . . . . . . . .  -42-
          (c)     Lenders' Determination  . . . . . . . . . . . . . . . .  -43-
          (d)     Deemed Non-Consent  . . . . . . . . . . . . . . . . . .  -43-
17.2      Procedure for Making Advances . . . . . . . . . . . . . . . . .  -43-
          (a)     Pro Rata Advances . . . . . . . . . . . . . . . . . . .  -43-
          (b)     Instructions from Borrower  . . . . . . . . . . . . . .  -43-
          (c)     Assumption Respecting Availability  . . . . . . . . . .  -44-
17.3      Remittance of Payments  . . . . . . . . . . . . . . . . . . . .  -44-
17.4      Redistribution of Payment . . . . . . . . . . . . . . . . . . .  -45-
17.5      Duties and Obligations  . . . . . . . . . . . . . . . . . . . .  -46-
17.6      Prompt Notice to the Lenders  . . . . . . . . . . . . . . . . .  -47-
17.7      Agent and Agent Authority . . . . . . . . . . . . . . . . . . .  -47-
17.8      Lenders' Credit Decisions . . . . . . . . . . . . . . . . . . .  -47-
17.9      Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  -47-
17.10     Resignation and Removal . . . . . . . . . . . . . . . . . . . .  -48-
17.11     Taking and Enforcement of Remedies  . . . . . . . . . . . . . .  -48-
17.12     Agent May Perform Covenants . . . . . . . . . . . . . . . . . .  -49-
17.13     No Liability of Agent . . . . . . . . . . . . . . . . . . . . .  -49-
17.14     Nature of Obligations under this Agreement  . . . . . . . . . .  -49-
          (a)     Obligations Separate  . . . . . . . . . . . . . . . . .  -49-
          (b)     No Liability for Failure by other Lenders . . . . . . .  -49-
17.15     Consent or Waiver by Lenders  . . . . . . . . . . . . . . . . .  -49-
          (a)     Unanimity . . . . . . . . . . . . . . . . . . . . . . .  -49-
          (c)     Majority Consent  . . . . . . . . . . . . . . . . . . .  -50-

                                  ARTICLE 18
                               EVENTS OF DEFAULT

18.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . .  -50-
          (a)     Failure to Pay  . . . . . . . . . . . . . . . . . . . .  -50-
          (b)     Breach of Certain Covenants . . . . . . . . . . . . . .  -50-
          (c)     Breach of Covenants . . . . . . . . . . . . . . . . . .  -50-
          (d)     Failure to Execute Support Guarantee  . . . . . . . . .  -51-

         (e)     False Representation or Warranty  . . . . . . . . . . .  -51-
         (f)     Failure to Pay Other Indebtedness . . . . . . . . . . .  -51-
         (g)     Bankruptcy  . . . . . . . . . . . . . . . . . . . . . .  -51-
         (h)     Default by Parent . . . . . . . . . . . . . . . . . . .  -52-
         (i)     Other Defaults  . . . . . . . . . . . . . . . . . . . .  -52-
         (j)     Invalidity of Documents . . . . . . . . . . . . . . . .  -53-
         (k)     Change of Control . . . . . . . . . . . . . . . . . . .  -53-
18.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
18.3     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-

                                  ARTICLE 19
                                CONFIDENTIALITY

19.1     Non-Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .  -53-
19.2     Exceptions  . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
19.3     Permitted Disclosures by the Agent and Each Lender  . . . . . .  -54-
19.4     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-

                                  ARTICLE 20
                                  ASSIGNMENT

20.1     Assignment by Borrower  . . . . . . . . . . . . . . . . . . . .  -54-
20.2     Assignment by the Lenders . . . . . . . . . . . . . . . . . . .  -54-

                                  ARTICLE 21
                                 MISCELLANEOUS

21.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
21.2     Telephone Instructions  . . . . . . . . . . . . . . . . . . . .  -56-
21.3     No Partnership, Joint Venture or Agency . . . . . . . . . . . .  -56-
21.4     Judgment Currency . . . . . . . . . . . . . . . . . . . . . . .  -57-
         (a)     Deficiency  . . . . . . . . . . . . . . . . . . . . . .  -57-
         (b)     Excess  . . . . . . . . . . . . . . . . . . . . . . . .  -57-
21.5     Further Assurances  . . . . . . . . . . . . . . . . . . . . . .  -57-
21.6     Waiver of Laws  . . . . . . . . . . . . . . . . . . . . . . . .  -57-
21.7     Attornment and Waiver of Jury Trial . . . . . . . . . . . . . .  -58-
21.8     Interest on Payments in Arrears . . . . . . . . . . . . . . . .  -58-
21.9     Payments Due on Banking Day . . . . . . . . . . . . . . . . . .  -59-
21.10    Application of Proceeds . . . . . . . . . . . . . . . . . . . .  -59-
21.11    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
21.12    Whole Agreement . . . . . . . . . . . . . . . . . . . . . . . .  -60-

                                CREDIT AGREEMENT


          THIS AGREEMENT made effective the 18th day of December, 1997

                                   BETWEEN


                             CHAUVCO RESOURCES LTD.
                                  As Borrower

                                    - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE
        As Arranger, Administrative Agent, and Canadian Resident Lender

                                    - and -

                              BANK OF NOVA SCOTIA
              As Co-Syndication Agent and Canadian Resident Lender

                                    - and -

                              ROYAL BANK OF CANADA
              As Co-Syndication Agent and Canadian Resident Lender

                                    - and -

                       THE CHASE MANHATTAN BANK OF CANADA
                    As Co-Agent and Canadian Resident Lender

                                    - and -

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                      As Co-Agent and Non-resident Lender

                                    - and -

                           NATIONSBANK OF TEXAS, N.A.
                      As Co-Agent and Non-resident Lender

                                    - and -

                           THE TORONTO-DOMINION BANK
                    As Co-Agent and Canadian Resident Lender

                                    - and -

                           FIRST UNION NATIONAL BANK
                             As Non-resident Lender

                                    - and -

                              WACHOVIA BANK, N.A.
                             As Non-resident Lender

                                    - and -

                       THOSE FINANCIAL INSTITUTIONS WHICH
                            HEREAFTER BECOME LENDERS


PREAMBLE


1. The Borrower has requested and the Lenders have agreed to establish a senior, unsecured, unsubordinated credit facility on the terms and conditions set forth below.

2. CIBC has agreed to act as Agent for the Lenders under the Credit Facility.



AGREEMENT

                 In consideration of the covenants and agreements between the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. Capitalized words and phrases used in the Documents and in all notices and communications expressed to be made pursuant to this Agreement shall have the meanings set out in Schedule A, unless the context otherwise requires or is otherwise defined in any of the Documents.

1.2 HEADINGS. Headings, subheadings and the table of contents contained in any of the Documents are inserted for convenience of reference only and shall not affect the construction or interpretation of any of the Documents.

1.3 SUBDIVISIONS. Unless otherwise stated, reference herein to a Schedule or to an Article, Section, paragraph or other subdivision is a reference to such Schedule to this Agreement or such Article, Section, paragraph or other subdivision of this Agreement. Reference in Schedule A to a Schedule or to an Article, Section, paragraph or other subdivision of "the Agreement" is a reference to such Schedule or Article, Section, paragraph or other subdivision of this Agreement.

1.4 NUMBER. Wherever the context in any of the Documents so requires, a term used herein importing the singular shall also include the plural and vice versa.

1.5 STATUTES, REGULATIONS AND RULES. Any reference in any of the Documents to all or any section or paragraph or any other subdivision of any Law shall, unless otherwise expressly stated, be a reference to that Law or the relevant section or paragraph or other subdivision thereof, as amended, substituted, replaced or re-enacted from time to time.

1.6 MONETARY REFERENCES. Whenever an amount of money is referred to in any of the Documents, such amount shall, unless otherwise expressly stated, be in U.S. Dollars.

1.7              TIME.  Time shall be of the essence of the Documents.

1.8 GOVERNING LAW. The Documents shall be governed by and construed in accordance with the Laws in force in the Province of Alberta from time to time.

1.9 ENUREMENT. The Documents shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

1.10             AMENDMENTS.  No Document may be amended orally and, subject to
Section 21.1(e), any amendment may only be made by way of an instrument in writing signed by the Parties.

1.11             NO WAIVER.

         (a) Subject to Section 1.11(c), no waiver by a Party of any provision or of the breach of any provision of any of the Documents shall be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such Party. Such written waiver shall affect only the matter specifically identified in the instrument granting the waiver and shall not extend to any other matter, provision or breach.

         (b) The failure of a Party to take any steps in exercising any right in respect of the breach or nonfulfillment of any provision of any of the Documents shall not operate as a waiver of that right, breach or provision, nor shall any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in Law or otherwise.

         (c) Acceptance of payment by a Party after a breach or nonfulfillment of any provision of any of the Documents requiring a payment by the other Party to such Party shall constitute a waiver of such provision if cured by such payment, but shall not constitute a waiver or cure of any other provision of any of the Documents.

1.12 SEVERABILITY. If any portion of a Document or the application thereof to any circumstance shall be held invalid or unenforceable to an extent that does not affect in a fundamental way, the operation of the Document in question, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of the Document in question, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by Law.

1.13 INCONSISTENCY. To the extent that there is any inconsistency or ambiguity between the provisions of this Agreement and any other Document (which for purposes of this Section 1.13 only shall also include any Schedule to this Agreement), the provisions of this Agreement shall govern to the extent necessary to eliminate such inconsistency or ambiguity.

1.14 ACCOUNTING TERMS AND PRINCIPLES. Except as otherwise expressly provided, all accounting terms, principles, calculations and the financial tests applicable to the Credit Facility shall be interpreted, applied and calculated, as the case may be, in accordance with U.S. GAAP and all financial statements required to be provided to the Agent or the Lenders hereunder shall be prepared in accordance with U.S. GAAP. The basis of accounting and all calculations set out in this Agreement shall be applied and made on a consistent basis and shall not be changed for the purposes of this Agreement unless agreed to by the Agent in writing, such agreement not to be unreasonably withheld. It shall be reasonable for the Agent to withhold its consent if a proposed change could adversely affect the obligations of the Borrower or the rights and benefits of the Lenders hereunder.

1.15             Schedules.  The following are the Schedules which form part of this Agreement:
                 SCHEDULE A:      Definitions
                 SCHEDULE B:      Form of Closing Certificate
                 SCHEDULE C:      Form of Notice of Borrowing
                 SCHEDULE D:      Form of Notice of Rollover/Conversion
                 SCHEDULE E:      Form of Financial Certificate
                 SCHEDULE F:      List of Restricted Subsidiaries
                 SCHEDULE G:      Request for an Offer of Extension

                 SCHEDULE H:      Form of Support Guarantee and Parent Guarantee
                 SCHEDULE I:      Power of Attorney (BAs)
                 SCHEDULE J:      Form of Notice of Subsidiary Conversion
                 SCHEDULE K:      Form of Release of Restricted Subsidiary
                 SCHEDULE L:      Disclosure Schedule


                                   ARTICLE 2
                           DELIVERIES ON CLOSING DATE

2.1 DELIVERIES ON CLOSING BY BORROWER. On the Closing Date, the Borrower shall deliver or cause to be delivered the Closing Certificate to the Agent for the benefit of the Lenders.


                                   ARTICLE 3
                              THE CREDIT FACILITY

3.1 THE CREDIT FACILITY. Subject to the terms and conditions hereof and effective on the Closing Date:

         (a) The Lenders hereby establish the Credit Facility in favour of the Borrower to be funded through the following tranches:

                          (i)     Tranche A: Advances by the Canadian Resident
Lenders; and

                          (ii)    Tranche B: Advances by the Non-resident
Lenders.

         (b) The Credit Facility is available during the Revolving Period to a maximum aggregate principal amount under Tranche A and Tranche B of $290,000,000.

3.2              EXTENSION OF CONVERSION DATE.

         (a)     In this Section 3.2:

                 "REQUEST FOR AN OFFER OF EXTENSION" means a written request made by the Borrower to the Lenders (in substantially the form of Schedule G) to have the Lenders issue an offer to the Borrower extending the Revolving Period for a further 364 days; and

                 "OFFER OF EXTENSION" means a written offer by the Agent, for and on behalf of Lenders representing more than 50% of the Commitment Amount, to the Borrower to extend the Revolving Period to a date 364 days from acceptance by the Borrower of such offer, and setting forth, if applicable, the terms and conditions on which such extension is offered by the Lenders and as may be accepted by the Borrower.

         (b) The Borrower may, at its option and from time to time, request an offer to extend the Revolving Period by delivering to the Agent a Request for an Offer of Extension not less than 60 days and not more than 90 days prior to the then current Conversion Date. The Agent shall forthwith provide a copy of the Request for an Offer of Extension to each of the Lenders who has not previously become a Non-Accepting Lender. Upon receipt by the Agent from the Borrower of an executed Request for an Offer of Extension, each Lender shall, after discussions among the Lenders to ascertain, if possible, a common position, within 30 days after the date the Agent receives such request from the Borrower, either:

                 (i) notify the Agent of its acceptance of the Request for an Offer of Extension, and the terms and conditions, if any, upon which such Lender is prepared to extend the Conversion Date; or

                 (ii) notify the Agent that the request for the issuance of an Offer of Extension has been denied, such notice to forthwith be forwarded by the Agent to the Borrower to allow the Borrower to make its election under
                          Section 3.4.

                 The failure of a Lender to deliver an Offer of Extension within such 30 day period shall be deemed to be notification by such Lender to the Borrower that such Lender has denied the Borrower's Request for an Offer of Extension.

         (c) Provided that Lenders representing more than 50% of the Commitment Amount provide notice to the Agent under Section 3.2(b)(i) that they accept the Request for an Offer of Extension, such acceptance having common terms and conditions in respect of, as applicable, Tranche A or Tranche B, the Agent shall deliver to the Borrower an Offer of Extension incorporating the said terms and conditions, such offer shall be open for acceptance by the Borrower until the Banking Day immediately preceding the then current Conversion Date. Upon written notice by the Borrower to the Agent accepting an outstanding Offer of Extension and agreeing to the terms and conditions, if any, specified therein (the date of such notice of acceptance being the "Extension Date"), the Conversion Date shall be extended to the date 364 days from the Extension Date and the terms and conditions specified in such Offer of Extension shall be immediately effective.

         (d) The Borrower understands that the consideration of any Request for an Offer of Extension constitutes an independent credit decision where each Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by a Lender and that any offer to extend the Conversion Date may be on such terms and conditions in addition to those set out herein as the extending Lenders stipulate.

3.3 CONVERSION TO TERM LOAN. Subject to an extension of the Revolving Period in accordance with Section 3.2 and for each Non-Accepting Lender under Section 3.4(a)(i), effective at 11:59 p.m. Calgary, Alberta time on the day immediately preceding the Conversion Date, and provided that no Event of Default shall have occurred and be continuing, (i) each Lender's Revolving Commitment shall be automatically cancelled, (ii) the Outstandings attributable to each Lender shall become a Term Loan having a term to maturity as set forth in Section 3.8(b), and (iii) each Lender shall thereupon be deemed to have provided such Lender's Term Commitment in favour of the Borrower.

3.4 NON-ACCEPTING LENDER. Provided that Lenders representing more than 50% but less than 100% of the Commitment Amount provide notice to the Agent under Section 3.2(b)(i) that they accept the Request for an Offer of Extension, on notice of the Borrower to the Agent, the Borrower shall be entitled to choose any of the following in respect of each Lender who does not accept a Request for an Offer of Extension (each a "Non-Accepting Lender") prior to the expiration of the Revolving Period, provided that if the Borrower does not make an election prior to the expiration of the Revolving Period, the Borrower shall be deemed to have irrevocably elected to exercise the provisions of Section 3.4(a)(i):

         (a) the Non-Accepting Lender's Commitment shall be cancelled as of the Extension Date, the Revolving Commitment shall be reduced by such cancellation, and all Obligations then outstanding to the Non- Accepting Lender shall, at the option of the Borrower, either (i) become a Term Loan pursuant to Section
                 3.3 or (ii) on or prior to the Extension Date, be repaid in full;

         (b) the Borrower shall replace the Non-Accepting Lender by reaching satisfactory arrangements with one or more Lenders or new Canadian Resident Lenders or new Non-resident Lenders, having regard to the identity of the Non-Accepting Lender, for the purchase of the Revolving Commitment of such Non-Accepting Lender and such Non-Accepting Lender shall be obligated to sell its Revolving Commitment in accordance with such satisfactory arrangements; or

         (c) the Borrower may elect to revoke and cancel the Request for an Offer of Extension by giving notice of such revocation and cancellation to the Agent (which shall promptly notify the Lenders thereof), and concurrently therewith, shall have the option to (i) cancel the total Commitment Amount and, subject to the notice requirements set forth in Section 5.2 and to the provisions of Sections 8.2 and 9.5, repay in full all Obligations under the Documents, or (ii) have the Outstandings on the Conversion Date become a Term Loan pursuant to Section 3.3.

3.5 DEFAULTING LENDER. By notice of the Borrower to the Agent, the Borrower shall be entitled to choose an option as set forth in Section 3.4(a) or (b) in respect of any Lender who, as reasonably determined by the Borrower in consultation with the Agent:

         (a) defaults in funding Advances (including the acceptance or purchase of Bankers' Acceptances) as required hereunder;

         (b) requires the Borrower to pay additional amounts with respect to Withholding Taxes pursuant to Section 10.3(a);

         (c)     requests Additional Compensation pursuant to Section 10.1(a);

         (d) is unable to make a LIBOR Based Loan or Canadian Eurodollar Loan pursuant to a determination under Section 8.3; or

         (e) is unable to maintain or continue to offer any Accommodation pursuant to a determination under Section 10.2.

3.6 OUTSTANDING PRINCIPAL. Subject to Section 5.8, the Borrower shall at no time permit the Outstandings under the Revolver to exceed the aggregate of all Revolving Commitments or permit the Outstandings under the Term Loan to exceed the aggregate of all Term Commitments.

3.7 MATURITY DATE OF ADVANCES. Each Advance by way of Bankers' Acceptance, Canadian Eurodollar Loan or LIBOR Based Loan shall have a Maturity Date which:

         (a)     expires on or prior to the Termination Date; and

         (b) shall enable the Borrower to make the Scheduled Reductions as the same become due.

3.8              REPAYMENTS.

         (a) DURING REVOLVING PERIOD. During the Revolving Period the Borrower may repay and re-borrow any amount up to all of the Lenders' then subsisting Revolving Commitments.

         (b) DURING TERM PERIOD. During the Term Period the Borrower shall, as a Principal Repayment, pay to each Lender providing a Term Loan, in 10 equal semi-annual installments beginning on the first Banking Day of the seventh Month following the Conversion Date (the "First Instalment Date"), an amount equal to 2 1/2% of the Outstandings to such Non-Accepting Lender on the Conversion Date. Each of the above referred to semi-annual principal instalments are herein called a "Scheduled Reduction".

         (c) PAYMENT ON TERMINATION DATE. The Term Commitment of a Lender, if any, remaining on the Termination Date applicable to such Lender, shall be automatically reduced to zero and the Borrower shall pay to such Lender all Obligations outstanding to such Lender on such date.

         (d) GENERAL RIGHT TO PREPAY AND CANCEL. Subject to Sections 8.2 and 9.5, and upon the Borrower giving the Agent not less than 3 Banking Days notice, the Borrower may at any time prepay, based on each Lender's Pro Rata Share, without premium, bonus or penalty, any or all Outstandings under the Term Commitments, except that a Bankers' Acceptance shall not be paid prior to its Maturity Date. The Borrower may also at any time, upon the Borrower giving the Agent not less than 3 Banking Days prior notice, cancel in whole or in part, based on each Lender's Pro Rata Share, any undrawn portion of the Commitment Amount of the Lenders, including any undrawn portion resulting from a prepayment. Any prepayment of Outstandings under the Term Commitment as provided above, other than the making of a Scheduled Reduction or the repayment in full of a Non-Accepting Lender pursuant to
                 Section 3.4(a), shall automatically cause a reduction in the Revolving Commitment of a Lender, provided a Revolving Period is still subsisting, equal to an amount of such prepayment multiplied by a fraction, the numerator being the Revolving Commitment of such Lender, and the denominator being the aggregate of all Revolving Commitments then subsisting.

         (e) CANCELLATION DURING THE REVOLVING PERIOD. During the Revolving Period, any optional cancellation pursuant to
                 Section 3.8(d) above shall result in a permanent reduction, based on each Lender's Pro Rata Share, of the Revolving Commitments of the Lenders.

         (f) PREPAYMENT DURING TERM PERIOD. Any permanent prepayment made by the Borrower pursuant to Section 3.8(d) during the Term Period shall reduce the amount of each then remaining Scheduled Reduction pro rata.

3.9 USE OF PROCEEDS. Except with respect to the initial Drawdown and to the extent required under the Combination Agreement, the Borrower shall use the proceeds of the Credit Facility to discharge all outstanding debt obligations of Chauvco (other than trade payables) and shall be entitled to use the remaining proceeds for general purposes (including, without limitation, acquisitions), subject to the provisions of this Agreement dealing with Hostile Acquisitions.

3.10 TYPES OF ACCOMMODATION. The Borrower may from time to time obtain under the Credit Facility all or one or more of the following types of
Accommodation:

         (a)     under Tranche A:

                 (i)      Canadian Prime Rate Loans;
                 (ii)     U.S. Base Rate Loans;
                 (iii)    LIBOR Based Loans;
                 (iv)     Bankers' Acceptances; and

         (b)     under Tranche B:

                 (i)      Alternate Base Rate Loans;
                 (ii)     LIBOR Based Loans; and
                 (iii)    Canadian Eurodollar Loans.

3.11             DETERMINATION OF APPLICABLE RATING LEVEL

         (a) The Applicable Rating Level shall be based on the Rating Agencies senior unsecured long-term debt rating of the Parent as follows:

                 ------------------------------------------------------
                 APPLICABLE RATING LEVEL       MOODY'S            S & P
                 ------------------------------------------------------
                            I                   >Baa1             >BBB+
                 ------------------------------------------------------
                           II                    Baa1              BBB+
                 ------------------------------------------------------
                           III                   Baa2              BBB
                 ------------------------------------------------------
                           IV                    Baa3              BBB-
                 ------------------------------------------------------
                            V                   <Baa3             <BBB-
                 ------------------------------------------------------

                 (i) if the Rating Agencies assign an equivalent debt rating, then the Applicable Rating Level shall be that set forth opposite such debt rating;

                 (ii) if the debt ratings assigned by the Rating Agencies differ, then the Applicable Rating Level shall be that set forth opposite the higher debt rating;

                 (iii) if only one Rating Agency provides a debt rating, then the Applicable Rating Level shall be that set forth opposite such debt rating; or

                 (iv) if no Rating Agency provides a debt rating, then the Applicable Rating Level shall be Level V.

3.12             INTEREST AND FEES.

         (a) INTEREST AND FEES. Interest payable by the Borrower under each Accommodation shall be determined in the following manner:

                 (i) each Canadian Prime Rate Loan shall bear interest at a variable rate of interest per annum equal to the Canadian Prime Rate;

                 (ii) each U.S. Base Rate Loan shall bear interest at a variable rate per annum equal to the U.S. Base Rate;

                 (iii) each Alternate Base Rate Loan shall bear interest at a variable rate of interest per annum equal to the Alternate Base Rate;

                 (iv) each LIBOR Based Loan shall bear interest at a rate per annum equal to the LIBOR plus the applicable margin based on the Applicable Rating Level as indicated in the table below;

                 (v) each Canadian Eurodollar Loan shall bear interest at a rate per annum equal to the Canadian Eurodollar Rate plus the applicable margin based on the Applicable Rating Level as indicated on the table below; and

                 (vi) for each Bankers' Acceptance, the stamping fee payable by the Borrower on the acceptance thereof by the Canadian Resident Lenders shall be based on the Applicable Rating Level as indicated in the table below.


-------------------------------------------------------------------------------------------------------
                   Applicable Rating Level          I         II          III          IV           V
-------------------------------------------------------------------------------------------------------
                 Stamping fee on Bankers'          18         20           23          28           45
                 Acceptances and margins on
                   LIBOR Based Loans/Canadian
                   Eurodollar Loans (Basis
                           Points)
-------------------------------------------------------------------------------------------------------


         (b) INCREASE IN RATES AND FEES ON CHANGE OF APPLICABLE RATING LEVEL. Any increase or decrease in the interest rates and fees based on a change in the Applicable Rating Level shall be effective and adjusted for as of the date on which the credit ratings are publicly announced by a Rating Agency, provided that there shall be no adjustment to stamping fees on Bankers' Acceptances that are outstanding on the effective date. Any such increase or decrease in the interest on LIBOR Based Loans or Canadian Eurodollar Loans shall apply proportionately to each such LIBOR Based Loan or Canadian Eurodollar Loan on the basis of the number of days remaining to the Maturity Date of each such loan relative to the term thereof.


                                   ARTICLE 4
                           UNSECURED CREDIT FACILITY

4.1 UNSECURED CREDIT FACILITY. The Credit Facility shall be unsecured. The Borrower acknowledges and agrees that all present and future Obligations shall, as of the Closing Date and thereafter until the Termination Date, constitute senior, unsecured Indebtedness of the Borrower.


                                   ARTICLE 5
                          FUNDING AND OTHER MECHANICS

5.1 FUNDING OF ACCOMMODATIONS. Subject to Section 5.2 and Articles 8 and 9 all Advances requested by the Borrower under the Credit Facility shall be made available by deposit of the applicable funds (which in the case of Bankers' Acceptances shall be the Net Proceeds) into the Borrower's Account for value on the Banking Day or the LIBOR Banking Day, as the case may be, on which the Advance is to take place. Each such Advance shall be in a Borrowing Amount.

5.2 NOTICE PROVISIONS. Drawdowns shall be made available to the Borrower and the Borrower shall be entitled to rollover or convert maturing Advances, provided a Notice of Borrowing or a Notice of Rollover/Conversion, as applicable, is received from the Borrower by the Agent as follows:

         (a) with respect to Advances, by way of U.S. Base Rate Loans and Alternate Base Rate Loans, at least 2 Banking Days prior to such Advance, provided notice is received by the Agent no later than 12:00 noon Toronto, Ontario time on the second Banking Day immediately preceding the Drawdown Date or the date of rollover or conversion of a maturing Advance, as applicable; and

         (b) with respect to LIBOR Based Loans, Canadian Eurodollar Loans, Canadian Prime Rate Loans and Bankers' Acceptances, at least 3 LIBOR Banking Days prior to such Advance, provided notice is received by the Agent no later than 12:00 noon Toronto, Ontario time on the third LIBOR Banking Day immediately preceding the Drawdown Date or the date of rollover or conversion, of a maturing Advance, as applicable.

Any of the notices referred to in the foregoing paragraphs may, subject to
Section 21.2, be given by the Borrower to the Agent at the Agent's Canadian Address by telephone and in such case shall be immediately followed by the Borrower delivering on the day of such telephone notice, a Notice of Borrowing or Notice of Rollover/Conversion, as applicable, confirming such instructions.

5.3 IRREVOCABILITY. A Notice of Borrowing or Notice of Rollover/Conversion given by the Borrower shall be irrevocable and shall oblige the Borrower to take the action contemplated herein and therein on the date specified therein unless the Agent otherwise agrees.

5.4              PRO-RATA AVAILMENT AND PAYMENT.

         (a) Except as otherwise specifically provided herein, all Advances shall be made based on those Lenders' Pro Rata Share who participate in such Advance as herein provided at the applicable time, subject to such rounding up or down among such advancing Lenders as is necessary to accommodate the amount provided for in the Notice of Borrowing. The relative positions of such advancing Lenders shall be readjusted by the Agent in accordance with the respective Commitment at the earliest possible opportunity as Advances are made to or payments received from the Borrower, both before and after an Event of Default. No Lender shall be responsible for any default by any other Lender in its obligation to make its Pro Rata Share of a requested Advance nor shall the Pro Rata Share or the Commitment of any Lender be increased as a result of the default by any other Lender in its obligation to make Advances as herein provided.

         (b) All Advances requested by the Borrower shall be made using Accommodations that shall permit the Canadian Resident Lenders and the Non-resident Lenders to participate in such Advance based on each such Lender's Pro Rata Share. In addition, the Borrower shall select similar maturity dates, if applicable, with respect to Advances provided by the Canadian Resident Lenders and Advances provided by the Non-resident Lenders with the intent that all Advances provided by the Lenders shall mature, to the extent applicable, at the same time.

         (c) If a Lender fails to make available its Pro Rata Share of an Advance, any other Lender under the applicable Tranche upon notice to the Borrower, the Agent and the other Lenders, may, but is not obligated to, advance to the Borrower the amount (or if more than one Lender so elects, such amount as the electing Lenders shall agree upon) of such defaulting Lender's Pro Rata Share of such Advance. The Lenders, the Agent and the Borrower shall thereupon enter into such documentation as may be appropriate to evidence the adjustment of the Commitments necessitated by the Advance made by any such Lender. If the complete amount of such defaulting Lender's Pro Rata Share of the Advance is not advanced to the Borrower by the Lenders hereunder, the Borrower may, at its option, obtain such deficiency from a new Canadian Resident Lender under

                 Tranche A or a new Non-resident Lender under Tranche B, acceptable to the Non-defaulting Lenders, acting reasonably, provided such deficiency is funded under this Agreement by such party agreeing to be bound by the terms and conditions of the Documents in a manner acceptable to the non-defaulting Lenders, acting reasonably.

5.5              ROLLOVER/CONVERSION OF ACCOMMODATIONS.

         (a) Subject to Section 5.2 and Articles 8 and 9, the Borrower shall be entitled to rollover any type of Accommodation into the same type of Accommodation or convert any type of Accommodation into another type of Accommodation on the terms herein provided.

         (b) If the Borrower fails to give the Agent a duly completed Notice of Rollover/Conversion if and as required by Section 5.2, or if in giving such notice the Borrower fails to provide for the rollover or conversion of all of the Advances then maturing, the Borrower shall be deemed to have irrevocably elected to convert each Advance then maturing, or that part thereof which the Borrower has failed to provide for in such notice, as the case may be, into a Canadian Prime Rate Loan with respect to a Tranche A Cdn. Dollar Advance, a U.S. Base Rate Loan with respect to a Tranche A U.S. Dollar Advance or an Alternate Base Rate Loan with respect to a Tranche B Advance.

         (c) No conversion of a Bankers' Acceptance shall be made prior to its Maturity Date.

         (d) Subject to Section 8.2, the Borrower may elect to convert a LIBOR Based Loan or a Canadian Eurodollar Loan prior to its Maturity Date into another type of Accommodation.

         (e) The Borrower shall forthwith and in any event within 3 Banking Days of demand thereof by a Lender, indemnify and save harmless each Lender for any and all currency fluctuation loss suffered by a Lender by reason of any requested conversion of an Advance into an Advance of a different currency. At the request of the Borrower, a Lender seeking indemnification under this Section 5.5(e) shall set forth in a officer's certificate the particulars of such loss which certificate shall constitute prima facie evidence thereof.

5.6 AGENT'S OBLIGATIONS. Upon receipt of a Notice of Borrowing or Notice of Rollover/Conversion with respect to a proposed Advance (other than by way of Bankers' Acceptances), the Agent shall forthwith notify the Lenders under the applicable Tranche of the proposed date on which such Advance is to take place, of each such Lender's Pro Rata Share of such Advance and if applicable, of the account of the Agent to which each such Lender's Pro Rata Share thereof is to be credited.

5.7 LENDERS' OBLIGATIONS. Each Lender to which a particular Advance applies shall, prior to 10:00 a.m. Toronto local time on the proposed date on which such Advance is to take place (other than by way of Bankers' Acceptances), credit the account of the Agent specified in the Agent's notice given pursuant to Section 5.6 with such Lender's Pro Rata Share of such Advance, and by 11:00 a.m. Toronto local time on the same date, the Agent shall make available to the Borrower the amount so credited.

5.8 EXCHANGE RATE FLUCTUATIONS. If as a result of currency fluctuation the Exchange Equivalent in U.S. Dollars of the Outstandings exceeds the Commitment Amount (the "Excess"), the Borrower shall pay such Excess to the Agent, for the benefit of those Lenders to which the Excess applies, as a Principal Repayment. If the Excess equals or exceeds 2% of the Commitments, the Excess shall, to the extent not removed by further currency fluctuations and subject to Section 5.9, be paid within 3 Banking Days after written notice from the Agent, otherwise, the Excess shall, to the extent not removed by further currency fluctuations and subject to Section 5.9, be paid on the first day of the Quarter next following such notice.

5.9 EXCESS RELATING TO LIBOR BASED LOANS, CANADIAN EURODOLLAR LOANS AND BANKERS' ACCEPTANCES. If to pay an Excess, it is necessary to repay a LIBOR Based Loan, Canadian Eurodollar Loan or an Advance by way of Bankers' Acceptances, prior to the Maturity Date thereof, the Borrower shall not be required to repay such Advances until the earlier of, the first day of the next Quarter or the Maturity Date applicable thereto, provided, however, that at the request of the Agent, the Borrower shall, within the applicable time period stipulated in the second sentence of Section 5.8, pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent the Excess, to be held by the Agent for set-off against future Indebtedness owing by the Borrower to the Lenders to which such Excess applies and, pending such application, shall bear interest for the Borrower's account at the rate declared by the Agent from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the Maturity Date of such Advance.


                                   ARTICLE 6
                              HOSTILE ACQUISITIONS

6.1 HOSTILE ACQUISITIONS. If the Borrower wishes to utilize Drawdowns to facilitate a Hostile Acquisition by the Borrower or any Affiliate of the Borrower:

         (a) at least 10 Banking Days prior to the delivery to the Agent of a Notice of Borrowing made in connection with a Hostile Acquisition, an Executive Officer of the Borrower shall notify the Agent, who shall promptly notify each Lender under the applicable Tranche, of the particulars of the Hostile Acquisition in sufficient detail to enable each such Lender to determine whether it may participate in a Drawdown to be utilized for such Hostile Acquisition;

         (b) within 5 Banking Days of being so notified by the Agent, each such Lender shall in turn notify the Agent as to whether it is a Conflicted Lender (such determination to be made by each such Lender in the exercise of its reasonable discretion), provided that, if a Lender does not so notify the Agent within such 5 Banking Days, such Lender shall be deemed not to have elected to participate in a Drawdown to be utilized for such Hostile Acquisition and the Agent shall then promptly notify the Borrower of each such Lender's determination;

         (c) the Drawdown shall be reduced by each Conflicted Lender's Pro Rata Share thereof. As a result, the allocation among the Lenders of interest and other fees payable by the Borrower hereunder, shall reflect such reduction such that the "Pro Rata Share" of the Lenders shall be adjusted to reflect the amount of Outstandings then funded by each Lender based on the aggregate amount of Outstandings after taking into account the amount of the requested Drawdown not funded by the Conflicted Lenders; except that, notwithstanding the adjustment of the Lender's Pro Rata Share pursuant to this Section 6.1, there shall be no adjustment to the Commitment of each Lender; and

         (d) subject to this Section 6.1, subsequent Drawdowns under the Credit shall be funded first by the Conflicted Lenders, until the "Pro Rata Share" of outstanding Advances under the Credit Facility equal the "Pro Rata Share" of the Lenders existing on the Closing Date.


                                   ARTICLE 7
                        CALCULATION OF INTEREST AND FEES

7.1 RECORDS. The Agent shall maintain records, in written or electronic form, evidencing all Advances and all other amounts owing by the Borrower to the Lenders under the Credit Facility. The Agent shall enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to the Lenders under the Credit Facility. The information entered in such records shall, in the absence of manifest error constitute prima facie evidence of the Indebtedness of the Borrower to the Lenders under the Credit Facility.

7.2              PAYMENT OF INTEREST, STAMPING FEES AND ISSUANCE FEES.

         (a) INTEREST. Except as expressly stated otherwise, all Canadian Prime Rate Loans, U.S. Base Rate Loans, Alternate Base Rate Loans, LIBOR Based Loans and Canadian Eurodollar Loans, from time to time outstanding hereunder, shall bear interest, after as well as before maturity, default and judgment, with interest on overdue interest, at the rates prescribed under
                 Section 3.12. If interest is payable at a variable rate, such variable rate shall be adjusted automatically without notice to the Borrower whenever there is a variation in that rate.

         (b) CALCULATION OF INTEREST AND STAMPING FEES. Interest on Canadian Prime Rate Loans, U.S. Base Rate Loans and Alternate Base Rate Loans shall accrue and be calculated (but not compounded) daily and be payable quarterly in arrears on the first Banking Day of each Quarter for the immediately preceding Quarter, or, after notice to the Borrower, on such other Banking Day as is customary for the Agent having regard to its then existing standard practice. Interest on Canadian Prime Rate Loans, U.S. Base Rate Loans and stamping fees on Canadian Dollar Bankers' Acceptances shall be calculated on the basis of a 365-day Year and, interest on Alternate Base Rate Loans shall be calculated on the basis of a 360 day Year.

         (c) LIBOR BASED LOANS AND CANADIAN EURODOLLAR LOANS. Interest on LIBOR Based Loans and Canadian Eurodollar Loans shall accrue and be calculated (but not compounded) daily and be payable at the end of each applicable LIBOR Period, provided that, where the LIBOR Period exceeds 90 days, interest shall be payable every 90 days during the term of the LIBOR Period and on the last day of the applicable LIBOR Period. Interest on LIBOR Based Loans and Canadian Eurodollar Loans shall be calculated on the basis of the actual number of days in each LIBOR Period divided by 360. For the purposes of the Interest Act (Canada), the annual rates of interest applicable to LIBOR Based Loans and Canadian Eurodollar Loans are the rates as determined hereunder multiplied by the actual number of days in a period of one Year commencing on the first day of the period for which such interest is payable and divided by 360.

         (d) INTEREST ACT (CANADA). For the purposes of the Interest Act (Canada), the annual rates of interest, stamping fees and issuance fees applicable to Canadian Prime Rate Loans, U.S. Base Rate Loans, Alternate Base Rate Loans and Bankers' Acceptances, respectively, are the rates as determined hereunder multiplied by the actual number of days in a period of one Year commencing on the first day of the period for which such interest, stamping fee or issuance fee is payable and divided by 365, except in the case of Alternate Base Rate Loans which shall be divided by 360.

7.3 PAYMENT OF STAMPING FEE. Upon the acceptance of a Bankers' Acceptance by a Canadian Resident Lender hereunder, the Borrower shall pay to such Lender the applicable stamping fee with respect to such Bankers' Acceptance. Payment of the stamping fee may be made by way of set-off as provided in Section 9.5.

7.4 MAXIMUM RATE OF RETURN. Notwithstanding any provision herein to the contrary, in no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada)) payable under the Documents exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower, the Agent and the Lenders and the amount of such payment or collection shall be refunded to the Borrower. For purposes of the Documents, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Credit Facility on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be prima facie evidence, for the purposes of such determination.

7.5 WAIVER OF JUDGMENT INTEREST ACT (ALBERTA). To the extent permitted by law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Documents and are hereby expressly waived by the Borrower.

7.6 DEEMED REINVESTMENT NOT APPLICABLE. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.


                                   ARTICLE 8
                GENERAL PROVISIONS RELATING TO LIBOR BASED LOANS
                         AND CANADIAN EURODOLLAR LOANS

8.1 GENERAL. If the Borrower elects to Drawdown by way of a rollover or convert an Accommodation into a LIBOR Based Loan or a Canadian Eurodollar Loan, the Borrower shall specify in its Notice of Borrowing or Notice of Rollover/Conversion, as applicable, the LIBOR Period (which shall begin and end on a LIBOR Banking Day) applicable to such loan. Subject to
Section 5.5(b), if the Borrower fails, as required hereunder, to select a LIBOR Period for any proposed LIBOR Based Loan or Canadian Eurodollar Loan, then the applicable LIBOR Period shall be determined by the Agent.

8.2 EARLY TERMINATION OF LIBOR PERIODS. If the Borrower requests that the Lenders under the applicable Tranche arrange for early termination of a LIBOR Based Loan or Canadian Eurodollar Loan, the Borrower shall pay to such Lenders all breakage costs, reasonable expenses and out-of-pocket costs incurred by such Lenders as a result of the early termination of such loan, including expenses and out-of-pocket costs incurred due to early redemption of offsetting deposits. If any such early termination cannot be effected, such loan shall not be terminated and the Borrower shall continue to pay interest to such Lenders, at the rate per annum applicable to such LIBOR Based Loan or Canadian Eurodollar Loan for the remainder of the applicable LIBOR Period. A written statement of the Agent on behalf of the affected Lenders as to the amount and nature of such breakage costs, expenses and out-of-pocket costs shall, in the absence of manifest error, be prima facie evidence of the amount thereof.

8.3 INABILITY TO MAKE LIBOR BASED LOANS OR CANADIAN EURODOLLAR LOANS. If on any date a Lender determines (which determination shall be conclusive as between the Parties), that its ability to make a requested LIBOR Based Loan or Canadian Eurodollar Loan has become impracticable, impossible or unlawful, or has been materially adversely affected, because:

         (a) of any change in applicable Laws or regulations, or in the interpretation or administration thereof by authorities having jurisdiction in the matter;

         (b) of any material adverse change in, or the termination of, the London Interbank Eurodollar Market for Eurodollars or Canadian Eurodollars;

         (c) there exists no adequate and fair measure to ascertain the LIBOR for any LIBOR Period for the LIBOR Based Loan, or

         (d) there exists no adequate and fair measure to ascertain the Canadian Eurodollar Rate for any LIBOR Period for the Canadian Eurodollar Loan,

then the Lender shall give the Borrower and the Agent written notice thereof and the Lender shall have no further obligation with respect to such LIBOR Based Loan or Canadian Eurodollar Loan, provided that, the Borrower may elect to Drawdown, rollover or convert the amount originally requested by way of such loan, into some other type of Accommodation upon compliance with the applicable Drawdown or rollover or conversion requirements set out herein.

                                   ARTICLE 9
                              BANKERS' ACCEPTANCES

9.1 CREATION OF BANKERS' ACCEPTANCES. Upon receipt of a Notice of Borrowing and subject to the provisions of this Agreement, the Canadian Resident Lenders shall accept, on a Pro Rata Share basis, (but shall be under no obligation to purchase or discount) from time to time such Cdn. Dollar bills of exchange as the Borrower shall request provided that:

         (a)     Bankers' Acceptances shall be issued on a Banking Day;

         (b) each Bankers' Acceptance shall have a term of 1, 2, 3 or 6 months (excluding days of grace), as selected by the Borrower in the relevant Notice of Borrowing provided that each Bankers' Acceptance shall mature on a Banking Day;

         (c) the face amount of each Bankers' Acceptance shall be not less than $100,000 and in multiples of $100,000 for any amounts in excess thereof; and

         (d) each Bankers' Acceptance shall be in a form acceptable to the Canadian Resident Lenders.

9.2              TERMS OF ACCEPTANCE BY THE CANADIAN RESIDENT LENDERS.

         (a) DELIVERY AND PAYMENT. Subject to Section 9.2(e) the Borrower shall pre-sign and deliver to each Canadian Resident Lender bankers' acceptance drafts in sufficient quantity to meet the Borrower's requirements for anticipated Advances by way of Bankers' Acceptances. The Borrower shall provide for payment to the Agent for the benefit of the Canadian Resident Lenders of each Bankers' Acceptance at its Maturity Date, either by payment of the full face amount thereof or through utilization of an Accommodation in accordance with this Agreement, or through a combination thereof. The Borrower waives presentment for payment of Bankers' Acceptances by the Canadian Resident Lenders and shall not claim from the Canadian Resident Lenders any days of grace for the payment at maturity of Bankers' Acceptances. Any amount owing by the Borrower in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing, shall, as and from its Maturity Date, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan.

         (b) NO LIABILITY. The Agent and the Canadian Resident Lenders shall not be liable for any damage, loss or improper use of any bankers' acceptance draft endorsed in blank except for any loss arising by reason of the Agent or a Canadian Resident Lender failing to use the same standard of care in the custody of such bankers' acceptance drafts as the Agent or such Canadian Resident Lender use in the custody of their own property of a similar nature.

         (c)     BANKERS' ACCEPTANCES PURCHASED BY LENDERS.   Where the
                 Borrower so elects in the Notice of Borrowing or Notice of Rollover/Conversion, a Canadian Resident Lender shall purchase Bankers' Acceptances accepted by it for an amount equal to the Discount Proceeds having regard to the BA Rate applicable to such Lender.

         (d) MARKETING. Where the Borrower so elects in the Notice of Borrowing or Notice of Rollover/Conversion, it shall be responsible for, and shall make its own arrangements with respect to, the marketing of Bankers' Acceptances.

         (e) POWER OF ATTORNEY. At the request of the Borrower, the Canadian Resident Lenders and the Borrower shall enter into a Power of Attorney, substantially in the form of Schedule "I", to facilitate the execution and sale of Bankers' Acceptances.

9.3              GENERAL MECHANICS.

         (a) NOTICE. The Borrower may in the Notice of Borrowing or in a Notice of Rollover/Conversion request an Accommodation by way of Bankers' Acceptances and by subsequent notice to the Agent provide the Agent with information as to the

                 Discount Proceeds payable by the purchasers of the Bankers' Acceptances and the party to whom delivery of the Bankers' Acceptances is to be made against delivery of the applicable Discount Proceeds, but if it does not do so, the Borrower shall initiate a telephone call to the Agent by 10:00 a.m. Toronto local time on the date of drawdown or the date of the rollover or conversion, as applicable, and provide such information to the Agent. Any such telephone advice shall be subject to Section 21.2 and shall be confirmed by a written notice of the Borrower to the Agent prior to 2:00 p.m. Toronto local time on the same day.

         (b) ROLLOVERS. In the case of a rollover of maturing Bankers' Acceptances, issued by a Canadian Resident Lender, such Canadian Resident Lender, in order to satisfy the continuing liability of the Borrower to the Canadian Resident Lender for the face amount of the maturing Bankers' Acceptances, shall retain for its own account the Net Proceeds of each new Bankers' Acceptance issued by it in connection with such rollover and the Borrower shall, on the Maturity Date of the maturing Bankers' Acceptances, pay to the Agent for the benefit of the Canadian Resident Lenders an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the aggregate Net Proceeds of the new Bankers' Acceptances.

         (c) CONVERSION FROM CANADIAN DOLLAR ACCOMMODATION. In the case of a conversion from a Canadian Prime Rate Loan into an Accommodation by way of Bankers' Acceptances to be issued by a Canadian Resident Lender pursuant to Section 9.2(c), such Canadian Resident Lender, in order to satisfy the continuing liability of the Borrower to it for the principal amount of the Canadian Prime Rate Loan being converted, shall retain for its own account the Net Proceeds of each new Bankers' Acceptance issued by it in connection with such conversion and the Borrower shall, on the date of issuance of the Bankers' Acceptances, pay to the Agent for the benefit of the Canadian Resident Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loan being converted owing to the Canadian Resident Lenders and the aggregate Net Proceeds of such Bankers' Acceptances.

         (d) CONVERSION TO CANADIAN DOLLAR ACCOMMODATION. In the case of a conversion of an Accommodation by way of Bankers' Acceptances into a Canadian Prime Rate Loan, each Canadian Resident Lender, in order to satisfy the liability of the Borrower to it for the face amount of the maturing Bankers' Acceptances, shall record the obligation of the Borrower to it as a Canadian Prime Rate Loan, unless the Borrower provides for payment to the Agent for the benefit of the Canadian Resident Lenders of the face amount of the maturing Bankers' Acceptance in some other manner acceptable to the Canadian Resident Lenders.

         (e) CONVERSION FROM OR TO U.S. DOLLAR ACCOMMODATION. In the case of a conversion of Bankers' Acceptance Advances from or to a U.S. Dollar Accommodation, the Parties to which this Article 9 applies shall follow the notice procedures set out in Section 9.3(a) and the funding procedures set out in Article 5 without any netting of funds.

         (f) AUTHORIZATION. The Borrower hereby authorizes each Canadian Resident Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers' Acceptances accepted by it pursuant to this Section in accordance with the instructions provided by the Borrower pursuant to Sections 5.2 or 5.5, as applicable.

9.4 EXECUTION OF BANKERS' ACCEPTANCES. The signatures of any authorized signatory on Bankers' Acceptances may, at the option of the Borrower, be reproduced in facsimile and such Bankers' Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory may no longer be an authorized signatory of the Borrower at the date of issuance of a Bankers' Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers' Acceptance so signed shall be binding on the Borrower.

9.5 ESCROWED FUNDS. Upon the occurrence of an Event of Default and an acceleration of the Outstandings under Section 18.2 or upon a repayment permitted under Section 3.4(c), the Borrower shall forthwith pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent for the benefit of the Canadian Resident Lenders on a Pro Rata Basis an amount equal to the Canadian Resident Lenders' maximum potential liability (as determined by the Agent) under then outstanding Bankers' Acceptances (the "Escrow Funds"). The Escrow Funds shall be held by the Agent for set-off against future Obligations of the Borrower and pending such application shall bear interest at the rate declared by the Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the Maturity Date of the Bankers' Acceptances, as applicable. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the Escrow Funds, together with any accrued interest to the date of release, shall be forthwith released to the Borrower.

                                   ARTICLE 10
                      INCREASED COSTS AND WITHHOLDING TAX

10.1             INCREASED COSTS DUE TO CHANGES IN LAW.

         (a)     If due to either:

                 (i) the introduction of, or any change in, or in the interpretation of any Law, regulation, guideline, treaty, policy, or directive whether having the force of law or not, resulting in the imposition or increase of reserve, deposit or similar requirements by any court, central bank or other Governmental Body charged with the administration thereof; or

                 (ii) the compliance with any guideline or request from any central bank or other Governmental Body which a Lender, acting reasonably and in good faith, determines that it is required to comply with, there shall be any increase in the cost to a Lender of agreeing to make or making, funding or maintaining the Credit Facility, or any reduction in the effective return to such Lender thereunder, then, subject to Section 10.1(b), the Borrower shall, within 10 Banking Days after being notified by such Lender of such event, pay to the Agent for the benefit of such Lender monthly in arrears, that amount (the "Additional Compensation") which such Lender, acting reasonably, determines shall compensate it, after taking into account all applicable Taxes, for any such increased costs or reduced returns incurred or suffered by such Lender.

         (b) If Additional Compensation is payable, the Borrower shall have the option to pre-pay any amount of the Credit Facility affected thereby, subject to Sections 8.2 and 9.5. If the Additional Compensation relates to outstanding Bankers' Acceptances, the Lender, if a Canadian Resident Lender, may require the Borrower to deposit in an interest bearing account with such Lender such amount as may be necessary to fully satisfy the contingent obligations of such Lender for all outstanding Bankers' Acceptances in accordance with the arrangements set out in Section 9.5.

10.2 CHANGES IN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained, if on any date a Lender determines in good faith, which determination shall be conclusive and binding on the Parties, and gives written notice to the Borrower and the Agent that its ability to maintain or continue to offer any Accommodation under the Credit Facility, has become unlawful or impossible because:

         (a) of any change in applicable Laws or regulations, or in the interpretation or administration thereof by authorities having jurisdiction in the matter; or

         (b) of any material adverse change in or the termination of the London Interbank Eurodollar Market for Eurodollars; or

         (c) the imposition of any condition, restriction or limitation upon any Lender which is outside of its control,

then in any such case the Borrower shall forthwith within 30 days or such longer period as the law allows repay all Outstandings affected thereby, together with all unpaid interest accrued thereon to the date of repayment and all breakage costs and other expenses incurred in connection with the termination of any Accommodation, including without limitation, any expenses resulting from the termination of any LIBOR Period, in the case of LIBOR Based Loans or Canadian Eurodollar Loans. The Borrower may utilize other forms of Accommodations not so affected in order to make any required repayment and after any such repayment, the Borrower may elect to re-borrow the amount repaid by way of some other Accommodation upon complying with applicable requirements hereof.

10.3             WITHHOLDING TAX.

         (a) INDEMNITY. All payments of the Obligations made hereunder by the Borrower shall be made without deduction or withholding for or on account of any Withholding Tax. If the Borrower is required by law or by the administration thereof to withhold or deduct Withholding Taxes, provided that such requirement has arisen due to a change in Law or the application thereof since the Closing Date, the Borrower shall forthwith pay to the Agent on behalf of the affected Lenders such additional amounts as may be necessary in order that the net amounts received by the affected Lenders after such withholding or deduction (including any required deduction or withholding on the additional amount) shall equal the amount that the affected Lenders would have received had no deduction or withholding been made. The Borrower may, at its option, deem the Lender to then be a Non-Accepting Lender and exercise any of the options available to it under Section 3.4. In addition, if requested by the Agent, the Borrower shall forward to the Agent on behalf of the affected Lenders such tax receipts or other official documentation with respect to the payment of the Withholding Tax so deducted or withheld as may be issued from time to time by such government or taxing authority. Without limiting the foregoing, if the Agent or any Lender shall become liable for Taxes as a result of a payment having been made by the Borrower to such Lender under this Section 10.3, the Borrower shall indemnify the Agent and the Lenders for any such Taxes payable by the Agent or the Lenders in respect of any such payment.

         (b) CREDITS OR REFUNDS. If, following the imposition of any Withholding Taxes as aforesaid upon any payment by the Borrower, the affected Lender is granted a credit against or refund in respect of such Withholding Taxes for any Tax payable by it, such Lender shall (subject to the Borrower having paid any additional amounts payable in accordance with this Section 10.3), to the extent that it is satisfied in its sole discretion that it can do so without prejudice to the retention of the amount of such credit or refund, reimburse the Borrower with such amount as such Lender shall certify to be the proportion of such credit or refund as shall leave such Lender (after such reimbursement) in no worse position than it would have been if there had been no Withholding Taxes imposed upon the payment by the Borrower as aforesaid. Such reimbursement shall be made as soon as practicable following the receipt of such credit or refund.

         (c)     CONTESTING TAXES.  If the Borrower pays any amount pursuant to
                 Section 10.3(a) with respect to any payment to a Lender or with the prior written consent of such Lender provides any security therefor pursuant to applicable Law, and the Borrower at its expense wishes to contest the exigibility of the relevant Taxes and furnishes to such Lender an opinion of tax counsel satisfactory to such Lender, acting reasonably, to the effect that there exists a reasonable basis for contesting such Taxes, such Lender shall in good faith contest such Taxes, provided that:

                 (i)      the Borrower has otherwise complied with this Section
10.3;

                 (ii) the Borrower has delivered to such Lender such additional security or assurances as such Lender may require, acting reasonably, in order to be satisfied that such Lender shall not incur any liability by reason of any contestation, including, without limitation, legal fees, disbursements, interest and penalties; and

                 (iii) the institution, conduct and continuation of such proceedings (including the settlement or compromise of same) shall remain within the sole discretion of such Lender and shall forthwith be abandoned if such Lender so requires having regard to its overall tax and related interests.


                                   ARTICLE 11
                               FEES AND EXPENSES

11.1 FACILITY FEE. The Borrower shall pay, or cause the payment, to the Agent for the account of each Lender an annual facility fee payable to each Lender determined by applying the Facility Fee Rate based on the applicable Rating Level as determined in Section 3.11 , to such daily aggregate amount of the Commitments (whether used or unused). Such facility fee shall be allocated among the Lenders based on their Pro Rata Shares. The facility fee shall be payable with respect to each Lender in arrears quarterly until the Termination Date applicable to each such Lender, with the first payment thereof to be April 1, 1998, subsequent payments on the first day following each successive Quarter ending on each September, December, March and June, and the final payment thereof on the Termination Date.

------------------------------------------------------------------------------------------------
           Applicable Rating Level            I         II         III        IV         V
------------------------------------------------------------------------------------------------
     Facility Fee Rate (Basis Points)         9         10         12         14         20
------------------------------------------------------------------------------------------------

11.2 EXPENSES. The Borrower shall pay or reimburse the Agent and the Lenders in the currency so incurred for the reasonable out-of-pocket expenses, including without limitation, reasonable legal fees and enforcement costs incurred by the Agent and the Lenders in connection with the negotiation, preparation, execution and maintenance of the Documents and the enforcement of the Lender's rights and remedies with respect to the Borrower's Indebtedness under the Credit Facility.


                                   ARTICLE 12
                              CONDITIONS PRECEDENT

12.1 CONDITIONS PRECEDENT TO INITIAL DRAWDOWN. The obligation of the Lenders to provide the initial Drawdown is subject to the fulfilment of the following conditions precedent to the satisfaction of the Lenders on or prior to the initial Drawdown Date, it being understood that the said conditions are included for the exclusive benefit of the Lenders and may be waived in writing in whole or in part by the Majority Lenders at any time:

         (a) DELIVERIES. The Agent shall have received delivery of each of the following:

                 (i) certificates of public officials as to Borrower's, Parent's, Pioneer (Resources) and each Restricted Subsidiary's corporate and organizational status and good standing;

                 (ii) a corporate certificate of an Executive Officer of each of the Borrower, Parent and each Restricted Subsidiary certifying as to respective resolutions and incumbency of officers executing the Documents; and

                 (iii) opinions from counsel for the Borrower, the Parent, Pioneer (Resources), and for each Restricted Subsidiary, dated the initial Drawdown Date and in form and substance satisfactory to the Agent, acting reasonably, as to such matters as the Agent shall reasonably require, including without limitation, opinion on the due authorization, execution, delivery and enforceability of the Documents.

         (b) NOTICE. The Agent shall have received the appropriate Notice of Borrowing in the manner required hereunder.

         (c) GUARANTEES. The Restricted Subsidiaries and Pioneer (Resources) shall have duly authorized, executed and delivered to the Agent their Support Guarantees. The Parent shall have duly authorized executed and delivered to the Agent the Parent Guarantee.

         (d) CORPORATE PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by the Documents shall be satisfactory in form and substance to the Lenders acting reasonably, and the Lenders shall have received certified copies of all documents which they may reasonably request in connection with such transactions and of the records of all corporate proceedings taken in connection therewith, including without limitation, the incumbency of all signatories thereto.

         (e) ABSENCE OF MATERIAL LITIGATION. Except as disclosed to the Lenders in the Disclosure Schedule or otherwise in writing prior to the Closing Date, and not objected to by or on behalf of the Majority Lenders, there shall be no litigation, pending or threatened, which could reasonably be expected to result in an Event of Default or a Material Adverse Change.

         (f) NO CHANGE IN APPLICABLE LAW. The Lenders shall be satisfied, acting reasonably, that there shall have not occurred any change in any applicable Law or regulation thereunder or interpretation thereof by any authority charged with the administration thereof, or by any court which in the opinion of counsel for the Lenders could make it unlawful or impossible for the Lenders to provide any Drawdown whatsoever.

         (g) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         (h) CHAUVCO ACQUISITION. The indirect acquisition by the Parent of Chauvco (the "Acquisition"), shall have occurred as contemplated by and pursuant to the Combination Agreement dated September 3, 1997, as amended, among such parties and the Lenders shall have received a certificate from an Executive Officer of the Borrower confirming the same in form satisfactory to the Agent acting reasonably.

         (i) ABSENCE OF LITIGATION ENJOINING ACQUISITION. There shall be no litigation or administrative proceedings or other legal or regulatory developments prohibiting or enjoining the parties thereto from consummating the Acquisition.

         (j) CHAUVCO ACQUISITION NOTICES. The Agent shall have received copies of all financial statements, reports, notices and proxy statements sent by the Parent and Chauvco to their respective stockholders, including all relevant filings with Governmental Bodies concerning the Acquisition.

         (k) NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Disclosure Schedule, no event or condition shall have occurred since September 30, 1997 with respect to the Borrower which could reasonably be expected to result in an Event of Default or a Material Adverse Change.

         (l) PRO FORMA BALANCE SHEET OF PARENT. The Lenders shall have received certified copies of the pro forma balance sheet of the Parent as of September 30, 1997, giving effect to the Acquisition and any related transaction.

12.2 CONDITIONS TO SUBSEQUENT ADVANCES. The obligations of the Lenders to provide subsequent Advances following the initial Drawdown is subject to the fulfilment of the following conditions precedent to the satisfaction of the Lenders, it being understood that the said conditions are included for the exclusive benefit of the Lenders and may be waived in writing in whole or in part by the Majority Lenders at any time:

         (a) NOTICE. The Agent shall have received the appropriate Notice of Borrowing or Notice of Rollover/Conversion, as applicable, in the manner required hereunder;

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing; and

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties identified in Section 13.2 shall be true and correct on and as of the date of the requested Advance with the same effect as though made on and as of such date (unless stated to relate solely to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

                                   ARTICLE 13
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


13.1 BORROWER'S REPRESENTATIONS AND WARRANTIES. Except as to matters disclosed in the Disclosure Schedule the Borrower hereby represents and warrants to the Lenders as of the Closing Date that:

         (a) NO DEFAULT. Neither the Borrower nor any Restricted Subsidiary is in default in the performance of any of the covenants and agreements contained herein or under any of the other Documents. No event or circumstance has occurred and is continuing which constitutes a Default.

         (b) ORGANIZATION, EXISTENCE AND GOOD STANDING. The Borrower and each Restricted Subsidiary is duly organized or incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation, having all corporate powers required to enter into and carry out the transactions contemplated hereby. The Borrower and each Restricted Subsidiary is duly qualified, registered, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except for any lack of qualification, good standing or authorization that could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Restricted Subsidiary has taken all actions customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside Canada wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions desirable, except for any failure or other matter that could not reasonably be expected to have a Material Adverse Effect.

         (c) AUTHORIZATION. The Borrower and each Restricted Subsidiary has duly taken all corporate action necessary to authorize the execution and delivery by it of the Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder.

         (d) NO CONFLICTS OR CONSENTS. The execution and delivery by the Borrower and each Restricted Subsidiary of the Documents to which it is a party, the performance by the Borrower and each Restricted Subsidiary of its obligations under such Documents, and the consummation of the transactions contemplated by the various Documents, including, without limitation, the consummation of the Acquisition, do not and will not (1) conflict with any provision of the constating documents or by-laws or any directors resolution or other governing document of such Borrower or Restricted Subsidiary, or (2) except as to matters that could not reasonably be expected to have a Material Adverse Effect, result in the acceleration of any Indebtedness owed by such Borrower or Restricted Subsidiary, or conflict with any Law or material agreement, judgment, license, order or permit applicable to or binding upon such Borrower or Restricted Subsidiary, or require the consent, approval, authorization or order of, or notice to or filing with, any Governmental Body or third party, or result in or require the creation of any Lien upon any material assets or properties of such Borrower or Restricted Subsidiary, except as permitted in the Documents.

         (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Documents when duly executed and delivered will be, legal, valid and binding obligations of the Borrower and each Restricted Subsidiary which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, winding-up, moratorium or similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         (f) FINANCIAL STATEMENTS. The Consolidated audited financial statements of Parent for the year ended December 31, 1996 and the Consolidated unaudited financial statements and unaudited consolidating statements of operations of the Parent dated as of September 30, 1997 (the "Updated Financial Statements"), and all financial statements contained in the Joint Proxy Statement were prepared in accordance with the applicable GAAP and such statements present fairly in all material respects the Parent's Consolidated financial position and pro forma Consolidated financial position as at the respective dates thereof, and since September 30, 1997 through the Closing Date there has been no Material Adverse Change except as reflected in the Disclosure Schedule.

         (g) OTHER OBLIGATIONS. Except as reflected in the Disclosure Schedule, as of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries has any outstanding Indebtedness which is, in the aggregate, material to the Borrower, and its Restricted Subsidiaries and not shown in the Joint Proxy Statement.

         (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by the Borrower or any Restricted Subsidiary, to the Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby, contains any untrue statement of a fact or omits to state any fact known to the Borrower or any Restricted Subsidiary (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower or any Restricted Subsidiary) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission could not reasonably be expected to have a Material Adverse Effect.

         (i) LITIGATION. Except as disclosed in the Joint Proxy Statement or in the Disclosure Schedule:

                 (i) there are no actions, suits or proceedings at Law or before or by any Governmental Body existing or pending, or to the Borrower's knowledge threatened, to which the Borrower or any Restricted Subsidiary is or is threatened to be made a party and the result of which could reasonably be expected to cause an Event of Default or a Material Adverse Change; and

                 (ii) there are no outstanding judgments, writs, rulings or orders by any Governmental Body against the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

         (j) ENVIRONMENTAL MATTERS. The liabilities and costs of the Borrower and its Subsidiaries related to compliance with applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) could not reasonably be expected to have a Material Adverse Effect.

         (k) TITLE TO PROPERTIES. The Borrower and each Restricted Subsidiary has good and defensible title to all of its material properties and assets, except any failure, defect or other matter that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (l) SOLVENCY. The Obligors, on an aggregate basis, are solvent and will continue to be solvent after the making and guaranteeing of the Advances.

         (m) ENVIRONMENTAL LAWS. The Borrower has obtained, and has caused each of the Restricted Subsidiaries to obtain, all material permits, licenses and other authorizations which are required under Environmental Laws. It and each of the Restricted Subsidiaries is in full compliance with Environmental Laws and with the terms and conditions of all such permits, licenses and authorizations, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (n) NO BREACH OF ORDERS, LICENCES OR STATUTES. The Borrower and each of the Restricted Subsidiaries is not in breach of, and neither it nor any of the Restricted Subsidiaries has received any notice of the breach by it or any of the Restricted Subsidiaries of:

                 (i) any order, approval or mandatory requirement or directive of any Governmental Body;

                 (ii)     any governmental licence or permit; or

                 (iii)    any applicable Law,

                 the breach of which could reasonably be expected to have a Material Adverse Effect.

         (o) APPROVALS. All approvals and consents necessary for the Borrower and each of the Restricted Subsidiaries to enter into the Documents and the Acquisition and perform their obligations thereunder have, in each case, been obtained and are in good standing and all applicable appeal periods shall have expired and there are no governmental or judicial actions, actual or threatened, restraining, preventing or imposing burdensome conditions on the Acquisition or the Credit Facility, and further, except where failure to have done so could not reasonably be expected to have a Material Adverse Effect, all regulatory approvals, permits and licenses necessary for it and each of the Restricted Subsidiaries to carry on their respective businesses, as currently carried on, have been obtained and are in good standing.

         (p) RESTRICTED SUBSIDIARIES. As of the Closing Date, all of the Restricted Subsidiaries are listed in Schedule F and all other Subsidiaries of the Borrower shall be designated as Unrestricted Subsidiaries.

         (q) TAXES. The Borrower and each of the Restricted Subsidiaries have filed all tax returns, as applicable, and all other material returns and filings required under applicable Law which to their knowledge are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by them, except as are being contested in good faith or which could not reasonably be expected to have a Material Adverse Effect.


13.2 ACKNOWLEDGEMENT. The Borrower acknowledges that the Lenders are relying upon the representations and warranties in this Article 13 in making the Credit Facility available to the Borrower and that the representations and warranties contained in Sections 13.1(h), 13.1(i), 13.1(j), 13.1(k), 13.1(m), 13.1(n), 13.1(o), and 13.1(q) shall be deemed to be restated
in every respect effective on the date of each and every Advance.

                                   ARTICLE 14
                           COVENANTS OF THE BORROWER

14.1 AFFIRMATIVE COVENANTS. While any Obligations under the Credit Facility are outstanding or the Credit Facility is available to the Borrower, the Borrower hereby covenants with the Lenders that:

         (a) PAYMENT AND PERFORMANCE. The Borrower shall pay or cause to be paid all Obligations due from it under the Documents in accordance with the terms thereof and shall observe, perform and comply with every covenant, term and condition expressed in the Documents, and shall cause each Obligor which is a Subsidiary of the Borrower to perform and comply with every covenant, term and condition expressed in the Documents and applicable to such Obligor.

         (b) BOOKS, FINANCIAL STATEMENTS AND REPORTS. The Borrower shall maintain and shall cause its Subsidiaries to maintain full and materially accurate books of account and records reflecting the operations of their respective businesses. The Borrower shall maintain and shall cause its Subsidiaries to maintain a standard system of accounting and shall cause the following statements and reports to be delivered to the Agent with sufficient copies for distribution to the Lenders:

                 (i) As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete audited Consolidated financial statements of Parent and its Subsidiaries (including the Borrower) and unaudited consolidating balance sheets and statements of operations of Parent and its Subsidiaries, prepared in reasonable detail in accordance with U.S. GAAP; such audited statements to be accompanied by an opinion, by Ernst & Young LLP, or such other independent certified public accountants of nationally recognized standing selected by the Parent, stating that such Consolidated financial statements have been so prepared. The Borrower shall, together with each set of such financial statements delivered pursuant to this Section, furnish a certificate in the form of Schedule E stating that, to the best of its knowledge (i) no Default or Event of Default exists at the end of such fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default or Event of Default; and (ii) confirmation of compliance with Section 14.1(m).

                 (ii) As soon as available, and in any event within 60 days after the end of the first three fiscal Quarters in each fiscal Year, unaudited Consolidated financial statements of the Parent and its Subsidiaries (including the Borrower), and unaudited consolidating balance sheet and statements of operations of the Parent and its Subsidiaries as of the end of such fiscal Quarter, all in reasonable detail and prepared in accordance with U.S.

                          GAAP, subject to changes resulting from year-end adjustments. The Borrower shall, together with each set of such financial statements delivered pursuant to this Section, furnish a certificate in the form of Schedule E stating that, to the best of its knowledge
                          (i) no Default or Event of Default exists at the end of such fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default or Event of Default; and (ii) confirmation of compliance with Section 14.1(m).

                 (iii) Promptly after transmittal or filing, copies of all financial statements, reports, notices and proxy statements sent by the Parent to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the Parent or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission or any similar Governmental Body.

         (c) OTHER INFORMATION AND INSPECTIONS. The Borrower shall furnish to the Agent and each Lender any information which the Agent, on behalf of any Lender, may from time to time reasonably request in writing concerning any covenant, provision or condition of the Documents or any matter in connection with the Borrower's and each of its Subsidiaries' businesses and operations. The Borrower shall permit and shall cause its Subsidiaries to permit representatives of Agents and Lenders (including independent accountants, agents and attorneys), at the expense and risk of the applicable Lender, to visit and inspect, during normal business hours and upon reasonable notice, any of the Borrower's or its Subsidiaries' property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and the Borrower shall permit and shall cause each of its Subsidiaries to permit the Agent and the Lenders or their representatives, to investigate and verify the accuracy of the information furnished to the Agent or any Lender in connection with the Documents and to discuss all such matters with its officers, employees and representatives; provided, however, that any such visit, inspection, investigation or verification or discussion with respect to the Borrower taking place at a time when the Borrower has been notified in writing by the Agent of the existence of a Default or an Event of Default applicable to the Borrower which has occurred and is continuing shall be at the cost and expense of the Borrower, and that neither the Agents nor Lenders shall have any obligation to pay any costs or expenses of the Borrower or any other Obligor or any of their officers, employees or representatives in respect thereof irrespective of the existence of any Default or Event of Default.

         (d) NOTICE OF MATERIAL EVENTS. The Borrower shall promptly upon its awareness thereof notify the Agent and each Lender of:

                 (i) the occurrence of any Default or any other event, which has or may reasonably be expected to have, a Material Adverse Effect;

                 (ii) the acceleration of the maturity of any Indebtedness owed by any Obligor or any default by any Obligor under any instrument evidencing or governing Indebtedness, if such acceleration or default has a Material Adverse Effect; and

                 (iii) the filing of any litigation, governmental, environmental or other proceeding in which any Obligor is a party or of any material developments in existing litigation in which any Obligor is a party in which an adverse decision may reasonably be expected to have a Material Adverse Effect.

         (e) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain and preserve its existence as a corporation under the Laws of its jurisdiction of incorporation. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain and preserve its good standing and its rights and franchises in full force and effect and qualify to do business as a foreign corporation in all states, provinces or jurisdictions where required by applicable Law, except for any failure to maintain, preserve and qualify that could not reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall prohibit (i) a merger or consolidation permitted by Section 14.2(c); or (ii) a termination of such existence, good standing, rights or franchises of the Borrower or any Restricted Subsidiary if the Borrower determines in good faith that such termination is in the best interest of the Borrower and could not reasonably be expected to have a Material Adverse Effect.

         (f)     PAYMENT OF TAXES AND TRADE DEBT.   The Borrower shall, and
                 shall cause each of its Subsidiaries to, except for any failure or other matter that could not reasonably be expected to have a Material Adverse Effect:

                 (1)      timely file all required tax returns;

                 (2) timely pay all Taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and

                 (3)      timely pay all trade debt.

                 The Borrower and its Subsidiaries may, however, delay paying or discharging any such Taxes, assessments, charges, debts or levies so long as the validity thereof is contested in good faith by appropriate proceedings and adequate reserves therefor in accordance with the applicable GAAP have been set aside and reflected among the books and records of the Borrower and its Subsidiaries.

         (g) INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower and its Subsidiaries conduct business, which insurance (other than prudent self- insurance programs) shall be by financially sound and reputable insurers.

         (h) COMPLIANCE WITH AGREEMENTS AND LAW. The Borrower shall, and shall cause its Subsidiaries to:

                 (1) perform all material obligations it is required to perform under the terms of each material agreement, contract or other instrument or obligation to which it is a party or by which it or any of its material properties is bound, except for any non-performance that will not have or reasonably be expected to have a Material Adverse Effect; and

                 (2) conduct its business and affairs in material compliance with all Laws, regulations, and orders applicable thereto (including without limitation Environmental Laws) except for any non- compliance that could not reasonably be expected to have a Material Adverse Effect.

         (i) MAINTENANCE OF BUSINESS. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain as its primary business the exploration, production and development of oil, natural gas and other liquid and gaseous hydrocarbons and the gathering, processing, transmission and marketing of hydrocarbons and activities related or ancillary thereto.

         (j) OPERATIONS. The Borrower shall, and shall cause each Restricted Subsidiary to, cause all material properties to be regularly operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable Laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.

         (k) RANKING OF INDEBTEDNESS. The Indebtedness of the Borrower to the Lenders under the Credit Facility and the Indebtedness of each of the Restricted Subsidiaries under its Support Guarantee, shall, at all times, rank at least pari passu in priority of payment with all of its most senior unsecured unsubordinated Indebtedness. Nothing in the foregoing shall, in and of itself, constitute or be deemed to constitute an agreement or acknowledgement by the Lenders that the Indebtedness subject to or secured by any Permitted Encumbrance ranks (apart from the effect of any Lien included in or inherent in any such Permitted Encumbrance) in priority to the Indebtedness of the Borrower under the Documents or the Indebtedness of any Restricted Subsidiary under its Support Guarantee.

         (l) OWNERSHIP OF RESTRICTED SUBSIDIARIES. The Borrower shall directly or indirectly maintain at all times Control over each Restricted Subsidiary.

         (m) OWNERSHIP OF ASSETS. The Borrower shall ensure at all times that it and the Restricted Subsidiaries which are then providing Support Guarantees represent not less than 90% of the Consolidated Total Assets.

14.2 NEGATIVE COVENANTS. While any Obligations under the Credit Facility are outstanding or the Credit Facility is available to the Borrower, the Borrower hereby covenants with the Lenders that:

         (a) LIMITATION ON INDEBTEDNESS.The Borrower shall not, and shall not permit any Restricted Subsidiary to, in any manner owe or be liable for Indebtedness except:

                 i)       the Obligations;

                 ii)      Indebtedness pursuant to the U.S. Credit Facility;

                 iii)     Indebtedness under the Operating Credit;

                 iv)      unsecured Indebtedness among the Obligors;

                 v) Indebtedness arising under capital leases which does not in the aggregate for the Borrower and Restricted Subsidiaries exceed $20,000,000 at any one time outstanding;

                 vi) Indebtedness, other than Indebtedness otherwise permitted by another subparagraph of this Section 14.2(a), which, at the time incurred, is at prevailing market rates of interest and contains covenants and conditions and events of default no more onerous to the Restricted Subsidiaries than the terms of this Agreement; provided, that no Default or Event of Default shall result from the incurrence of such Indebtedness and be continuing;

                 vii) guaranties of Indebtedness which is the primary obligation of the Borrower or a Restricted Subsidiary and permitted under this Section 14.2(a);


                 viii) Indebtedness arising (whether by contract or as a result of statutory liability of a general partner) by virtue of the Borrower or any Restricted Subsidiary being a general partner of a general or limited partnership pursuant to agreements in effect on the Closing Date not in excess of the aggregate amounts permitted to be incurred pursuant to such agreements on the Closing Date for all such Indebtedness and other such Indebtedness otherwise permitted pursuant to the other subparagraphs of this
                          Section 14.2(a); and

                 ix) Indebtedness existing on the Closing Date which is disclosed (i) in the Updated Financial Statements, or
                          (ii) in the Disclosure Schedule and any extensions, renewals or replacements thereof upon terms no more onerous to the Borrower than the terms of this Agreement or the terms of the instruments evidencing such Indebtedness as of the date of this Agreement.

         (b) NEGATIVE PLEDGE. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume or permit to exist any Lien upon any of their respective material property, except Permitted Encumbrances.

         (c) LIMITATION ON MERGERS. Except as expressly provided in this paragraph, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, amalgamate, merge or consolidate with or into any other business entity, except (1) Borrower may be party to an amalgamation, merger or consolidation so long as the resulting or surviving entity is the Borrower and no Default shall exist and the Obligations do not exceed the Commitment Amount after giving effect thereto;
                 (2) any Restricted Subsidiary may be a party to any amalgamation, merger or consolidation so long as the resulting or surviving entity is the Borrower or another Restricted Subsidiary and any Support Guarantee of such Restricted Subsidiary continues as to such resulting or surviving entity, no Default shall exist, and the Obligations do not exceed the Commitment Amount after giving effect thereto; and (3) the Borrower may merge, consolidate or amalgamate with Pioneer (Canada).

         (d) LIMITATION ON DISPOSITION OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of capital stock of any Restricted Subsidiary, except that the Borrower and any Restricted Subsidiary may sell, issue, transfer or otherwise dispose of the capital stock of the Borrower or any Restricted Subsidiary to the Parent, Borrower, Pioneer (Canada) or to another Obligor.

         (e) LIMITATION ON RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make Restricted Payments in excess of $25,000,000 in the aggregate for the duration of this Agreement for all such Restricted Payments; provided, however, that in the event that any Unrestricted Subsidiary of the Borrower is redesignated to be a Restricted Subsidiary of the Borrower for purposes of this Agreement, then for purposes of determining compliance with this Section, all Restricted Payments made to such Unrestricted Subsidiary shall be deducted from the aggregate total of all Restricted Payments made for the duration of this Agreement. No Restricted Payment may be made (i) if the Obligations shall exceed the Commitment Amount, (ii) if any Default or Event of Default shall have occurred and be continuing, or (iii) if as a result thereof, any Default or Event of Default shall have occurred and be continuing.

         (f) TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any material transaction with any of Borrower's Affiliates on terms which are less favourable than those which could have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided, however that such restriction shall not apply to transactions among any of the Borrower and Restricted Subsidiaries.

         (g) LIMITATIONS ON RESTRICTED SUBSIDIARIES. The Borrower shall not permit any Restricted Subsidiary to become subject to covenants which:

                 (A)      restrict dividends or dividend capacity;

                 (B)      restrict loans and advances to the Borrower;

                 (C) restrict the ability to make tax payments or management payments to the Borrower; or

                 (D) restrict the capitalization structure of any Restricted Subsidiary.

         (h) LIMITATION ON SALE/LEASEBACKS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby any Restricted Subsidiary shall sell or transfer any material asset, and whereby any Restricted Subsidiary shall then or immediately thereafter rent or lease as lessee such asset or any part thereof.

         (i) CONVERSION BETWEEN RESTRICTED SUBSIDIARY AND UNRESTRICTED SUBSIDIARY. Subject to the provisions of Section 14.1(m), the Borrower may convert any Restricted Subsidiary to an Unrestricted Subsidiary by giving the Agent at least 5 Banking Days' notice of such conversion in the form of Schedule J attached hereto; provided that (i) no Restricted Subsidiary shall be so converted so long as it owns or will thereafter own, directly or indirectly, any interest in any material asset or in another Restricted Subsidiary unless the value of such material assets, together with the aggregate of all Restricted Payments made and the value of any other material assets determined as aforesaid of any Restricted Subsidiaries converted to Unrestricted Subsidiaries do not exceed in the aggregate the limitation on Restricted Payments contained in
                 Section 14.2(e) hereof, and (ii) no such conversion shall be made if after giving effect to such conversion, any Default could exist. Upon any such conversion of a Restricted Subsidiary to an Unrestricted Subsidiary, such

                 Subsidiary shall be released from its obligations under its Support Guarantee, and the Agent and Lenders shall execute and deliver a release substantially in the form of Schedule K hereto. Borrower may convert any Unrestricted Subsidiary to a Restricted Subsidiary by giving the Agent at least 5 Banking Days' notice of such conversion in the form of Schedule J attached hereto; provided that no such conversion may be made if, after giving effect to such conversion, any Default could exist.

         (j) DISPOSITION OF PROPERTY. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any disposition, sale or other transfer of any of its property (a "Disposition"), other than the sale of hydrocarbons made in the ordinary course of business, where the aggregate consideration received by the Borrower or its Subsidiaries, as the case may be, with respect to all Dispositions made in any Fiscal Year exceeds U.S. $45,000,000 net of the book value of any property acquired by the Borrower or any of its Subsidiaries during such Fiscal Year.

         (k) LIMITATION ON DISTRIBUTIONS TO PIONEER (CANADA). The Borrower shall not and shall not permit any of its Subsidiaries:

                 (a) to make any distribution, transfer or disposition of its property or assets to Pioneer (Canada) by way of sale, gift, liquidation or otherwise, except for Dividends, including stock dividends; or

                 (b) to make any loan, provide credit or provide financial assistance to, or for the benefit of, Pioneer (Canada),

                 unless and until;

                 (a)      Pioneer (Canada) becomes a co-borrower hereunder;

                 (b)      Pioneer (Canada) becomes an Obligor; or

                 (c) Pioneer (Canada) amalgamates, merges or consolidates with the Borrower and, as a result thereof, becomes the Borrower hereunder,

                 all upon terms and conditions satisfactory to the Majority Lenders acting reasonably.

                                   ARTICLE 15
                             INDEMNITY OF BORROWER

15.1 INDEMNITY OF BORROWER. The Borrower hereby indemnifies and holds harmless the Agent and each Lender, including each of their directors, officers, employees, agents and

Affiliates (in this Section 15.1, collectively the "indemnified parties"), for any costs, losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any reasonable and necessary costs or expenses defending or denying the same and including the reasonable costs or expenses preparing any necessary environmental assessment report or other such reports) suffered or incurred by an indemnified party arising out of, or in respect of:

         (a) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the Environment;

         (b)     the failure of the Borrower to pay any sum on its due date;

         (c) the occurrence of any Event of Default pertaining to the Borrower; and

         (d) the remedial action, if any, required to be taken by such indemnified party in respect of any of the above,

(in this Section 15.1 collectively a "claim") except in such cases where and only to the extent that such costs, losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions or liabilities arose solely from the gross negligence or wilful misconduct of the Agent or any Lender, or any of its directors, officers, employees and agents. This indemnity shall survive repayment or cancellation of the Credit Facility, or any part thereof, including any termination of this Agreement. Other than for costs and expenses incurred by the indemnified parties for investigating, defending or denying a claim or preparing any necessary environmental assessment report or other reports in connection with any claim (the reasonable costs thereof to be paid forthwith by the Borrower on demand therefor), the indemnified parties shall not request indemnification from the Borrower unless an indemnified party is required by Law, based on the advice of such indemnified party's counsel, to honour a claim or any part thereof. The Borrower solely shall be entitled, but not obligated, to negotiate any settlement of a claim, and to defend and carry any action relating to a claim.

                                   ARTICLE 16
                                  SUBSIDIARIES

16.1 GUARANTEES BY RESTRICTED SUBSIDIARIES. In order to qualify as a Restricted Subsidiary, the Borrower shall from time to time promptly cause each Subsidiary to be designated a Restricted Subsidiary hereunder to provide to the Lenders a Support Guarantee together with all necessary corporate authorizations in connection therewith and the opinion of counsel acceptable to the Agent, acting reasonably, concerning the due authorization, execution, delivery and enforceability of such Support Guarantee, subject to such qualifications respecting enforceability which are acceptable to the Agent, acting reasonably, and as are generally recognized in the opinion of counsel to the Agent as being customary in the circumstances.

                                   ARTICLE 17
                     ADMINISTRATION OF THE CREDIT FACILITY

17.1             AUTHORIZATION AND ACTION.

         (a) AUTHORIZATION AND ACTION. Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf and to exercise such rights or powers granted to the Agent or the Lenders under the Documents to the extent specifically provided therein and on the terms thereof, together with such powers and authority as are reasonably incidental thereto and all payments or notices given to the Agent for the benefit of the Lenders shall be, insofar as the Borrower is concerned, deemed received by all applicable Lenders. As to any matters not expressly provided for by the Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully indemnified and protected by the Lenders to the greatest extent permitted by law in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, provided that the Agent shall not be required to take any action which, in the opinion of the Agent, exposes the Agent to liability in such capacity, which could result in the Agent incurring any costs and expenses or which is contrary to the spirit and intent of this Agreement.

         (b) PAYING AGENT. On notice of the Agent to the Non-resident Lenders and the Borrower, the Agent may appoint CIBC Inc. as a paying agent under Tranche B and the provisions of this
                 Article 17 shall, upon such appointment, apply to CIBC Inc. as though CIBC Inc. was an Agent hereunder.

         (c) LENDERS' DETERMINATION. Where the provisions of this Agreement provide that any waiver of or any amendment to any provision of the Documents may be made or any action, consent or other determination in connection with the Documents may be taken or given, with the consent or agreement of the Lenders, then any such waiver, amendment, action, consent or determination so made, so taken or so given with the consent or agreement of the required majority of the Lenders shall be binding on all of the Lenders and all of the Lenders shall cooperate in all ways necessary or desirable to implement and effect such waiver, amendment, action, consent or determination.

         (d) DEEMED NON-CONSENT. If the Agent delivers a written notice to a Lender requesting advice from such Lender as to whether it consents or objects to any matter in connection with the Documents, then, except as otherwise expressly provided herein, if such Lender does not deliver to the Agent its written consent or objection to such matter within 10 Banking Days of the delivery of such written notice by the Agent to such Lender, such Lender shall be deemed not to have consented thereto upon the expiry of such 10 Banking Day period.

17.2             PROCEDURE FOR MAKING ADVANCES.

         (a) PRO RATA ADVANCES. Subject to Sections 6.1 and 9.1, all Advances under a Tranche made under the Revolver shall be in accordance with each applicable Lender's Pro Rata Share of such Advance and, subject to Section 9.1, Advances under a Tranche made by way of rollover or conversion under the Term Loan shall be made in accordance with each applicable Lender's Pro Rata Share of such Advance.

         (b) INSTRUCTIONS FROM BORROWER. Subject to Article 9, the Lenders, through the Agent, shall make Advances available to the Borrower as required hereunder by debiting the account of the Agent to which each Lender's Pro Rata Share of such Advances have been credited in accordance with Section 5.7 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Notice of Borrowing or Notice of Rollover/Conversion, as the case may be, in respect of each Advance, provided that the obligation of the Agent hereunder shall be limited to taking such steps as are commercially reasonable in the circumstances to implement such instructions, and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower or any of the Lenders and occasioned by the failure of such funds to reach their designated destination, unless such failure is due to the gross negligence of the Agent.

         (c) ASSUMPTION RESPECTING AVAILABILITY. Unless the Agent has been notified by a Lender within 1 Banking Day prior to an anticipated Advance that such Lender shall not make available to the Agent its Pro Rata Share of such Advance, the Agent may assume that such Lender has made such portion of the Advance available to the Agent on the date such Advance is to take place, in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made its Pro Rata Share of an Advance available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender's Pro Rata Share of the Advance and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable thereunder by the Borrower in respect of such Advance) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, provided however, that if such Lender fails to so pay, the Borrower covenants and agrees that without prejudice to any rights the Borrower may have against such Lender, it shall repay such amount (without duplication) to the Agent for the account of the Agent after receipt of the certificate referred to below within 3 Banking Days after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be as set forth in a certificate delivered by the Agent to such non-paying Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be conclusive and binding, for all purposes, in the absence of manifest error. If such Lender makes the payment to the Agent as required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Advance for purposes of this Agreement. The failure of any Lender to make its Pro Rata Share of the Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Pro Rata Share of the Advance on the date that such Advance is to take place, but no Lender shall be responsible for the failure of any other Lender to provide its Pro Rata Share of any Advance.

17.3 REMITTANCE OF PAYMENTS. Forthwith after receipt of any payment by the Borrower hereunder, the Agent, if and to the extent a Lender is entitled thereto, shall remit to each Lender its Pro Rata Share of such payment, provided that, if the Agent, on the assumption that it shall receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each such Lender agrees to repay to the Agent forthwith on demand such Lender's Pro Rata Share of any such payment, together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner customarily applicable to interbank payments for each day from the date such amount is remitted to such Lender. The exact amount of the repayment required to be made by a Lender pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.

         17.4    REDISTRIBUTION OF PAYMENT.  Each Lender agrees that:

         (a) If it exercises any right of counter-claim, set off, bankers' lien or similar right with respect to any property of the Borrower or if under applicable law it receives a secured claim, the security for which is a debt owed by it to the Borrower, it shall apportion the amount thereof proportionately between:

                 (i) amounts outstanding at such time owed by the Borrower to such Lender under this Agreement, which amounts shall be applied in accordance with this Section; and

                 (ii) amounts otherwise owed to it by the Borrower, provided that any cash collateral account held by such Lender as collateral for a bankers' acceptance (including a Bankers' Acceptance) issued or accepted by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender in respect of any such Bankers' Acceptance without apportionment.


         (b) If it receives, through the exercise of a right or the receipt of a claim described in paragraph (a) above or otherwise, payment of a proportion of the aggregate amount of principal and interest and fees due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due in respect of the Credit Facility (having regard to the respective proportionate amounts advanced as Advances by each of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the Credit Facility of the other Lenders so that their respective receipts shall be on a Pro Rata Basis, provided however that, if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to the extent of such recovery, but without interest. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claims.

         (c) If it does any act or thing permitted by paragraphs (a) or (b) above, it shall promptly provide full particulars thereof to the Agent.

         (d) Except as permitted under paragraphs (a) and (b) above, no Lender shall be entitled to exercise any right of counter-claim, set off, bankers' lien or similar right without the prior written consent of the other Lenders.

         (e) Upon the occurrence and continuance of an Event of Default, if the Agent determines at such time that Outstandings to each Lender are not reflective of each Lender's Pro Rata Share thereof, the relative position of all Lenders shall be readjusted by the Agent in accordance with the Pro Rata Share of the Lenders at the earliest opportunity.

17.5 DUTIES AND OBLIGATIONS. The Agent or any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall not be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with the Documents, except for their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

         (a) may assume that there has been no assignment or transfer by a Lender of its rights and obligations under the Documents;

         (b) may consult with counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

         (c) shall incur no liability under or in respect of the Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper Person or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

         (d) may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary; and

         (e) may rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the data made available to any of the Lenders in connection with the Credit Facility, or for any statements, warranties or representations (whether written or oral) made in connection with the Credit Facility, (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of the Documents on the part of the Borrower, Parent or any Restricted Subsidiary or to inspect the property (including books and records) of the Borrower, Parent or any Restricted Subsidiary, and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Documents or any other instrument or document furnished pursuant hereto or thereto.

17.6 PROMPT NOTICE TO THE LENDERS. The Agent shall provide to the Lenders copies of all information, notices and reports required to be given to the Agent by the Borrower hereunder, promptly upon receipt of same, excepting for information and notices relating solely to the role of the Agent hereunder.

17.7 AGENT AND AGENT AUTHORITY. With respect to its Pro Rata Share of Advances, the Agent shall have the same rights and powers under the Documents as any other Lender and may exercise the same as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, Parent, their Subsidiaries, the Borrower's shareholders or any corporation or other entity owned or controlled by any of them and any Person which may do business with any of them, all as if the Agent was not serving as Agent, without any duty or obligation to account therefor to the Lenders.

17.8 LENDERS' CREDIT DECISIONS. It is understood and agreed by each Lender that it has itself been, and shall continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower, Parent and their Subsidiaries. Accordingly, each Lender confirms with the Agent that it has not relied, and shall not hereafter rely, on the Agent (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Credit Facility (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, Parent and their Subsidiaries. Each Lender acknowledges that a copy of the Documents has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of the Documents. A Lender shall not make any independent arrangement with the Borrower, Parent and their Subsidiaries for the satisfaction of any Obligations owing to it under the Documents without the written consent of the other Lenders.

17.9 INDEMNIFICATION. The Lenders hereby agree to indemnify the Agent and its directors, officers, agents and employees (to the extent not actually reimbursed by the Borrower) in accordance with their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, agents and employees in any way relating to or arising out of the Documents or any action taken or omitted by the Agent under or in respect of the Documents in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata Share of any reasonable out-of-pocket expenses (including counsel fees, on a solicitor-client basis) incurred by the Agent in connection with the preservation of any right of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Documents, to the extent that the Agent is not actually reimbursed for such expenses by the Borrower. This indemnity shall survive the termination of this Agreement as a separate covenant of the Lenders.

17.10 RESIGNATION AND REMOVAL. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Each such notice shall set forth the date of such resignation. The Majority Lenders or Borrower, with the consent (which shall not be unreasonably withheld) of the Majority Lenders (other than Agent) shall be entitled to remove the Agent.
Upon any such resignation or removal, the Borrower may, with the written concurrence (which shall not be unreasonably withheld) of the Majority Lenders (exclusive of the Agent), designate a Successor Agent. If, within fifteen (15) days after the date of such resignation or removal, the Borrower makes no such designation or such written concurrence is not given, the Majority Lenders (exclusive of the Agent) shall, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint a Successor Agent.
Upon the acceptance of any appointment as an Agent hereunder by a Successor Agent and the satisfaction of all obligations on the part of such retiring or removed Agent necessary to facilitate succession, the retiring or removed Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement and the other Documents. After the Agent's resignation or removal hereunder, the provisions of this Article 17 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Documents. The out-going Agent shall promptly execute all assignments and other documents necessary to effectuate the transfer of the agency in connection with this Agreement and shall promptly deliver all original documents and any collateral in its possession to the Successor Agent.

17.11            TAKING AND ENFORCEMENT OF REMEDIES.   Each of the Lenders
hereby acknowledges that, to the extent permitted by applicable Law, the remedies provided under the Documents to the Lenders are for the benefit of the Lenders collectively and not severally and that its rights in respect of the remedies thereunder are to be exercised not severally but collectively through the Agent upon the decision of the Lenders (with the required majority as herein provided), regardless of whether acceleration of any Obligation hereunder was made. Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action with respect to the Credit Facility, including any acceleration of any Obligation, but that any such action shall be taken only by the Agent with the prior written direction of the Majority Lenders, provided that, notwithstanding the foregoing, in the absence of instructions from the Lenders, and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the circumstances. Each of the Lenders hereby covenants and agrees that it has not heretofore and shall not seek, take, accept or receive any security for any of the Obligation and, except for the payment of structuring fees, agency fees or any other similar forms of compensation, shall not enter into any agreement with any of the Parties relating in any manner whatsoever to the Credit Facility, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement, as the case may be.

17.12 AGENT MAY PERFORM COVENANTS. If the Borrower fails to perform any covenants on its part herein contained, (i) the Agent may give notice to the Borrower of such failure and if, within 30 days of such notice (or after the expiry of such other time or cure period as may be required in this Agreement), such covenant remains unperformed, or (ii) without notice if the Agent determines that the Lenders could otherwise be adversely affected, and, in each case, the Agent on behalf of the Lenders may, in its sole discretion but need not, perform any such covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, the Agent may make such payment or expenditure and all sums so expended shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the Canadian Prime Rate plus 2% for expenses denominated in Canadian Dollars and the U.S. Base rate plus 2% for expenses denominated in U.S. Dollars.

17.13 NO LIABILITY OF AGENT. The Agent, in its capacity as agent hereunder, shall have no responsibility or liability to the Obligors or the Lenders on account of the failure of any Lender to perform its obligations hereunder, or to any Lender on account of the failure of any Obligor to perform its obligations under the Documents.

17.14            NATURE OF OBLIGATIONS UNDER THIS AGREEMENT.

         (a) OBLIGATIONS SEPARATE. The obligations of each Lender and the Agent under this Agreement are separate. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent, the Borrower or any Restricted Subsidiary of any of their respective obligations under the Documents.

         (b) NO LIABILITY FOR FAILURE BY OTHER LENDERS. Neither the Agent nor any Lender shall be liable or otherwise responsible for the obligations of any other Lender under the Documents.

17.15            CONSENT OR WAIVER BY LENDERS.

         (a) UNANIMITY. The following matters shall require the unanimous approval, consent or agreement, as the context requires, of all Lenders:

                 (i)      the reduction or forgiveness of any Obligation;

                 (ii)     the postponement of any Maturity Date of any Advance;

                 (iii)    any increase in the Commitment Amount;

                 (iv) any change in the nature of Accommodations or any amendment to Articles 3 and 15 and Sections 11.1, 14.1(k) and 14.2(b);

                 (v) any amendments to the Parent Guarantee or any Support Guarantee;

                 (vi)     any assignment by the Borrower under Section 20.1;

                 (vii)    any amendment to this Section 17.15; and

                 (viii) any change to the definitions of "Majority Lenders" and "Termination Date".

         (b) CONSENT OF AGENT. Any change or modification to any provisions to the Documents which directly affect the rights and obligations of the Agent, acting in such capacity, shall require the consent of the Agent.

         (c) MAJORITY CONSENT. Subject to paragraphs (a) and (b) above, any waiver of or any amendment to any provision of the Documents and any action, consent or other determination in connection with the Documents shall bind all of the Lenders if such waiver, amendment, action, consent or other determination is agreed to in writing by the Majority Lenders.


                                   ARTICLE 18
                               EVENTS OF DEFAULT

18.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

         (a) FAILURE TO PAY. If the Borrower fails to pay any of its Obligations when due and payable and such failure shall continue unremedied for a period of 5 Banking Days; provided, however, that any such Default shall not constitute an Event of Default if subsequently available information indicates that a payment made when due was insufficient because of a good faith error in calculation so long as the Borrower shall cure such deficiency within 5 Banking Days after the Borrower becomes aware of such deficiency;

         (b) BREACH OF CERTAIN COVENANTS. If the Borrower fails to duly observe, perform or comply with any covenant, agreement,
                 condition or provision set forth in Section   14.1(d) or 14.2
                 of this Agreement;

         (c) BREACH OF COVENANTS. If any Obligor fails (other than as referred to in subsections (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Document applicable to it (even if all or part of such agreement or covenant is void or unenforceable), and such failure is not remedied within 30 Banking Days after written notice thereof shall have been sent to the Borrower by the Agent or any Lender;

         (d) FAILURE TO EXECUTE SUPPORT GUARANTEE. If any Restricted Subsidiary or Obligor other than the Parent and Borrower fails to execute and deliver to the Agent a Support Guarantee within 30 days of becoming an Obligor.

         (e) FALSE REPRESENTATION OR WARRANTY. If any representation or warranty previously, presently or hereafter made in writing or deemed made by or on behalf of any Obligor in connection with any Document shall have been false or incorrect in any material respect on any date on or as of which made and either
                 (i) an Executive Officer of the Borrower had actual knowledge that such representation or warranty was false or incorrect in a material respect when made or (ii) if no Executive Officer had such knowledge, such representation or warranty shall continue to be false or incorrect in any material respect 30 Banking Days after the earlier of an

                 Executive Officer of the Borrower obtaining actual knowledge thereof or written notice thereof shall have been sent to the Borrower by the Agent;

         (f) FAILURE TO PAY OTHER INDEBTEDNESS. If any Obligor (i) fails to pay when due Indebtedness in excess of $20,000,000 or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness in excess of $20,000,000 is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (g)     BANKRUPTCY.  If any Obligor:

                 i) suffers the commencement of any involuntary bankruptcy, reorganization, debt arrangement, winding up, dissolution, official management or administration, or other case or proceeding under any bankruptcy or insolvency law or the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in such a case or proceeding, which in either case remains undismissed for a period of 60 days; provided that each Obligor hereby expressly authorizes the Agent and each Lender to appear in any court proceeding during such 60 day period to preserve, protect and defend their rights under the Documents;

                 ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code or the Corporations Law of Australia, as from time to time amended; or applies for or consents or acquiesces to the entry of an order for relief in an involuntary case under any such law, or becomes insolvent or makes a general assignment for the benefit of creditors, or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due, or takes corporate or other action to authorize any of the foregoing;

                 iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 60 days after such event or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by such Obligor;

                 iv) suffers the entry against it of a final judgment or decree for the payment of money in excess of $20,000,000 (not covered by insurance satisfactory to the Agent in its discretion), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained and continues; or

                 v) suffers a levy of distress or execution or possession, or a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its property, and such writ, levy or warrant or any similar process is not stayed or released within 30 days after the entry or levy thereof or after any stay is vacated or set aside.

         (h) DEFAULT BY PARENT. If any breach or default occurs under the Parent Guarantee or an "Event of Default" occurs under the U.S. Credit Facility, as therein defined, provided that if such breach or default is cured or waived pursuant to the terms of the Parent Guarantee or the U.S. Credit Facility, as applicable, then such breach or default shall no longer constitute an Event of Default under this Agreement.

         (i) OTHER DEFAULTS. If any Obligor defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which the Obligor is a party or by which any of its property is bound (other than the obligations, covenants and conditions provided for in Section 18.1(f)), where such default could reasonably be expected to have a Material Adverse Effect and the Obligor fails to remedy such default within a period of 30 days after notice of such default from the Agent to the Borrower unless such default is being contested by the Borrower, Pioneer (Resources), Parent or Restricted Subsidiary, as the case may be, in good faith and the Borrower, Pioneer (Resources), Parent or a Restricted Subsidiary has provided the Agent with a reserve thereof adequate in the opinion of the Agent acting reasonably.

         (j) INVALIDITY OF DOCUMENTS. If any of the Documents becomes invalid or unenforceable in any material respect for any reason, or if it becomes unlawful for the Borrower to perform any of its material obligations under any of the Documents.

         (k)     CHANGE OF CONTROL.  If a Change of Control occurs.

18.2 REMEDIES. Upon the occurrence of an Event of Default, the Agent (on direction by the Majority Lenders) may forthwith terminate any further obligation to make Advances or to grant any further credits to the Borrower hereunder and may declare the Outstandings together with unpaid accrued interest thereon and any other amounts owing under the Documents, contingent or otherwise to be immediately due and payable, whereupon the Borrower shall be obligated without any further grace period to forthwith pay such amounts to the Lenders, and the Lenders may exercise any and all rights, remedies, powers and privileges afforded by applicable

Law or under any and all other instruments, documents and agreements made to secure or assure payment and performance of the obligations of the Obligors under the Documents.

18.3 WAIVERS. An Event of Default may only be waived in writing by the Majority Lenders.


                                   ARTICLE 19
                                CONFIDENTIALITY

19.1 NON-DISCLOSURE. All confidential information of the Obligors, including, without limitation, any and all provisions of the Documents and any and all discussions or agreements made between the Parties with respect to the Documents and any confidential information relating to a Hostile Acquisition, other than confidential information that is required by Law to be disclosed by the Party receiving the confidential information to any Governmental Body, shall be held by the Agent and each Lender in the strictest confidence and shall not be disclosed to any Person, except as provided in Sections 19.2 and 19.3, provided that the confidential nature of the information is made known or ought to have been known to the disclosing Party.

19.2 EXCEPTIONS. Sections 19.1 and 19.3 do not apply to confidential information:

         (a) of a Party where that Party consents in writing to its disclosure;

         (b) which becomes part of the public domain without a breach of this Article 19;

         (c) received from a third party without restriction on further disclosure and without breach of Section 19.1;

         (d)     developed independently without breach of Section 19.1;

         (e) to the extent required to be disclosed by order or direction of a court or Governmental Body of competent jurisdiction; or

         (f) to the extent required to be disclosed in connection with any future syndication, participation, sale or assignment pursuant to Section 20.2, and which disclosure is made pursuant to the same obligation of confidentiality.


19.3             PERMITTED DISCLOSURES BY THE AGENT AND EACH LENDER.
Confidential information received by the Agent and each Lender may be disclosed to its directors, officers, employees, Affiliates, auditors, accountants, legal counsel, geologists, engineers and other consultants and financial advisors retained by the Agent and each Lender on a need to know basis only, but subject to the same duty of confidentiality.

19.4 SURVIVAL. The obligations of the Parties under this Article 19 shall survive the termination of this Agreement.


                                   ARTICLE 20
                                   ASSIGNMENT

20.1 ASSIGNMENT BY BORROWER. Except as expressly permitted hereunder, this Agreement and the rights and obligations of the Borrower hereunder shall not be assignable, in whole or in part, by the Borrower without the prior written consent of the Lenders.

20.2 ASSIGNMENT BY THE LENDERS. The Lenders shall have the right to syndicate, participate, sell or assign in minimum portions of $10,000,000 and thereafter in $1,000,000 increments, the Commitment Amount under the Credit Facility to one or more Canadian Resident Lenders under Tranche A or Non-resident Lenders under Tranche B, acceptable to the Borrower acting reasonably, provided that at and after the time of the assignment, the Borrower shall not be under any obligation to pay by way of withholding tax or otherwise any greater amount than it would have been obliged to pay if the Lender had not made an assignment, and provided further, that each remaining Lender shall at all times maintain a Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000. An assignment fee of $3,500 or the Exchange Equivalent thereof in Canadian Dollars for each such assignment (other than to an Affiliate, a Lender or a Federal Reserve Bank) shall be payable to the Agent by the assignor or assignee. In the event of such syndication, participation, sale or assignment, the Borrower shall execute and deliver all such agreements, documents and instruments as the Agent or Lender may reasonably request to effect and recognize such syndication, participation, sale or assignment.

                                   ARTICLE 21
                                 MISCELLANEOUS

21.1 NOTICES. Unless otherwise provided in the Documents, any notice, consent, determination, demand or other communication required or permitted to be given or made thereunder, shall be in writing and shall be sufficiently given or made if:

         (a)     left at the relevant address set forth below; or

         (b) telecopied or sent by other means of recorded electronic communication:

                 (i)      if to the Agent, addressed to it at:

                          Canadian Imperial Bank of Commerce
                          Commerce Court West, 7th Floor,
                          Toronto, Ontario, M5L 1A2

                          Telecopier:      (416) 650-3727

                          Attention:       Agency Manager

                 (ii)     if to the Borrower, addressed to it at:

                          Chauvco Resources Ltd.
                          2900, 255 - 5th Avenue S.W.
                          Calgary, AB  T2P 3G6

                          Telecopier:      (403) 231-3260

                          Attention:       Jane Stevenson, Vice
                                           President-Finance and
                                           Controller
                                           cc:     M. Garrett Smith
                                                   1400 Williams Square West
                                                   5205 North O'Connor Blvd.
                                                   Irving, Texas  75039

                                                   Telecopier: (972) 402-7028

                                                   Curt F. Kamradt
                                                   303 West Wall
                                                   Suite 101
                                                   P.O. Box 3178
                                                   Midland, Texas  79701

                                                   Telecopier:  (915) 571-5696

                 (iii) if to a Lender, addressed to it at its address or facsimile number set forth on the signature pages hereof.

         (c) The Parties shall accept service of judicial proceedings arising under the Documents at its respective address set forth herein.

         (d) Any notice or other communication given or made in accordance with this Section 21.1 shall be deemed to have been given or made on the same day and to have been received on the day of delivery if delivered as aforesaid or on the day of receipt of same by telecopy or other recorded means of electronic communication, as the case may be, provided such day is a Banking Day and that such notice is received prior to 12:00 noon local time and, if such day is not a Banking Day or if notice is received after12:00 noon local time, on the first Banking Day thereafter.

         (e) Each Party may change its address and telecopier number for purposes of this Section 21.1 by written notice given in the manner provided in this Section 21.1 to the other Parties.

21.2 TELEPHONE INSTRUCTIONS. Any telephone instructions given by the Borrower to the Agent in relation to this Agreement shall be at the risk of the Borrower and the Agent shall have no liability for any error or omission in such telephone instructions or in the interpretation or execution thereof by the Agent, as the case may be, provided the Agent acted without gross negligence or wilful misconduct in the circumstances. The Agent shall notify the Borrower of any conflict or inconsistency between any written confirmation of such telephone instructions received from the Borrower and the said telephone advice as soon as practicable after the conflict or inconsistency becomes apparent to the Agent.

21.3 NO PARTNERSHIP, JOINT VENTURE OR AGENCY. Except as expressly provided for herein, the Parties agree that nothing contained in this Agreement nor the conduct of any Party shall in any manner whatsoever constitute or be intended to constitute any Party as the agent or representative or fiduciary of any other Party nor constitute or be intended to constitute a partnership or joint venture among the Parties or any of them, but rather each Party shall be separately responsible, liable and accountable for its own obligations under the Documents, or any conduct arising therefrom and for all claims, demands, actions and causes of action arising therefrom. The Parties agree that no Party shall have the authority or represent that it has, or hold itself out as having, the authority to act for or assume any obligation or responsibility on behalf of any other Party, save and except as may be expressly provided for in this Agreement.

         21.4    JUDGMENT CURRENCY.

         (a) DEFICIENCY. If, for the purposes of obtaining judgment in any court or any other related purpose hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applicable shall be the Noon Rate on the relevant date to purchase in Toronto, Ontario the Original Currency with the Second Currency and includes any premium and costs of exchange payable by the purchaser in connection with such purchase. Each Party (the "First Party") agrees that its obligation in respect of any Original Currency due from it to the other Parties hereunder shall, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid in the Second Currency, the other Parties may, in accordance with normal banking procedures, purchase in the Toronto, Ontario foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the First Party agrees that the deficiency shall be a separate obligation of it, independent from its obligations under this Agreement, and shall constitute in favour of the other Parties a cause of action which shall continue in full force and effect notwithstanding any such judgment, or order to the contrary, and the First Party agrees, notwithstanding any such payment or judgment, to indemnify the other Parties against any such loss or deficiency.

         (b) EXCESS. A Lender shall pay to the Borrower the amount, if any, after netting out all amounts due by the Borrower under
                 Section 21.4(a), which it may realize in excess of what is owed to it by virtue of the conversion of the Original Currency into the Second Currency.

21.5 FURTHER ASSURANCES. The Borrower shall, from time to time forthwith at the Agent's request and at its own cost and expense, do, make and execute, or cause to be executed, all such further documents, acts, matters and things which may be reasonably required by the Agent with respect to the Credit Facility or any part thereof and to give effect to any provision of the Documents.

21.6 WAIVER OF LAWS. To the extent legally permitted, the Borrower hereby irrevocably and absolutely waives the provisions of any applicable Law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of the Documents in accordance with their terms.

21.7 ATTORNMENT AND WAIVER OF JURY TRIAL. The Parties hereto do hereby irrevocably:

         (a) submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta and the Laws of Canada applicable therein for all matters arising out of or relating to the Documents or any of the transactions contemplated thereby; and

         (b) waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to the Documents or any of the transactions contemplated thereby.

21.8             INTEREST ON PAYMENTS IN ARREARS.

         (a) Except as otherwise provided in this Agreement, interest shall be paid by the Parties as follows:

                 (i) on amounts for which any Party has actually incurred an out-of-pocket expense and for which another Party has an obligation under the Documents to reimburse such amounts to a Party incurring the expenses, interest shall be payable on such amount at the Canadian Prime Rate plus 2% for amounts denominated in Canadian Dollars and at the Alternate Base Rate plus 2% for amounts denominated in U.S. Dollars, from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed if, commencing on the date which is 3 Banking Days following a demand for payment of the amount in accordance with the terms of the Documents, such expense has not been paid; and

                 (ii) on amounts payable by one Party to another Party under the Documents where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by the Party to whom such payment is due, at the Canadian Prime Rate plus 2% for amounts denominated in Canadian Dollars and at the Alternate Base Rate plus 2% for amounts denominated in U.S. Dollars, from and including the day on which the payment was due to, but excluding the day on which the payment is made whether before or after judgment, but if such payment is a reimbursement by the Agent to the Borrower for overpayment by it to the Agent or any Lender or is in respect of an inadvertent underpayment by the Agent or any Lender, the Agent or any Lender or the Borrower to another Party (based on information provided by such other Party), such interest shall only be calculated from the date which is 3 Banking Days following a demand for payment by the Party entitled to it.

         (b) All interest referred to in this Section 21.8 shall be calculated on the same basis as Canadian Prime Rate Loans for amounts denominated in Canadian Dollars and calculated on the same basis as Alternate Base Rate Loans for amounts denominated in U.S. Dollars.

21.9 PAYMENTS DUE ON BANKING DAY. Whenever any payment hereunder shall be due on a day other than a Banking Day, or in the case of LIBOR Based Loans or Canadian Eurodollar Loans a LIBOR Banking Day, such payment shall be made on the next succeeding Banking Day, or LIBOR Banking Day, as applicable, and such extension of time shall in such case be included in the computation of payment of interest thereunder.

21.10 APPLICATION OF PROCEEDS. Except as otherwise agreed to by the Lenders in their sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of the Borrower or a Restricted Subsidiary under the Documents, after acceleration pursuant to Section 18.2, shall be applied by the Agent in accordance with amounts owed in respect of each category of amounts set forth below, each such application to be made in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category, provided that any remainder after all Obligations are satisfied is paid to the Borrower:

         (a) in payment of any amounts due and payable by way of recoverable expenses;

         (b) in payment of any amounts by way of any fees (other than the facility fee referred to in Section 11.1);

         (c) in payment of any amounts due and payable as and by way of interest or the facility fee, including any interest on overdue amounts;

         (d)     in payment of any Outstandings; and

         (e)     in payment of all other Obligations.

21.11 COUNTERPARTS. The Documents may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

21.12 WHOLE AGREEMENT. The Documents constitute the whole and entire agreement between the Parties and cancel and supersede any prior agreements, undertakings, declarations, representations and warranties, written or verbal between the Agent, any Lender and the Borrower in respect of the Credit Facility.

                 THIS LOAN AGREEMENT has been executed effective the date first written.

                                        CHAUVCO RESOURCES LTD., as Borrower

                                        By:       /s/ GLEN SCHMIDT
                                                  ______________________________
                                        Name:     Glen Schmidt
                                        Title:    Vice President

                                        By:       /s/ JANE STEVENSON
                                                  ______________________________
                                        Name:     Jane Stevenson
                                        Title:    Controller






         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, as Arranger, Administrative Agent, and Canadian Resident Lender


                                  By:
                                            -----------------------------------
                                  Name:     David Swain
                                  Title:    Vice President

                                  Address as Arranger and Administrative Agent:
                                  Commerce Court West, 7th floor
                                  Toronto, Ontario  M5L 1A2
                                  Fax:  416-650-3727

                                  Address as Canadian resident Lender:
                                  Bankers Hall, 10th floor
                                  855-2nd Street S.W.
                                  Calgary, Alberta  T2P 4J7
                                  Fax: 403-221-5779

                                  Commitment:      Tranche A $40,000,000





         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                  THE BANK OF NOVA SCOTIA, as Co-Syndication
                                  Agent and Canadian Resident Lender


                                  By:
                                            ---------------------------------
                                  Name:     Dan Belot
                                  Title:    Relationship Manager

                                  By:
                                            ---------------------------------
                                  Name:     Michael Jackson
                                  Title:    Vice President and Office Head

                                  Address:
                                  Corporate & Energy Banking
                                  Suite 3820, 700-2nd Street S.W.
                                  Calgary, Alberta  T2P 2N7
                                  Fax:  403-221-6497

                                  Commitment:      Tranche A $40,000,000





         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                        ROYAL BANK OF CANADA, as Co-Syndication
                                        Agent and Canadian Resident Lender

                                        By:
                                                  ------------------------------
                                        Name:     Bruce Edgelow
                                        Title:    Senior Account Manager


                                        By:
                                                  ------------------------------
                                        Name:     Lorne Gartner
                                        Title:    Manager

                                        Address:
                                        Oil & Gas Banking Centre
                                        335 8th Avenue S.W., 11th floor,
                                        Calgary, Alberta  T2P 1C9
                                        Fax:  403-292-3436

                                        Commitment:      Tranche A $40,000,000




         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                      THE CHASE MANHATTAN BANK OF CANADA,
                                      as Co- Agent and Canadian Resident Lender

                                      By:
                                                -------------------------------
                                      Name:     Christine Chan
                                      Title:    Vice President

                                      Address:
                                      1 First Canadian Place
                                      6900, 100 King Street West
                                      Toronto, Ontario  M5X  1A4
                                      Fax:  416-216-4161

                                      Commitment:      Tranche A $35,000,000




         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                  MORGAN GUARANTY TRUST COMPANY OF
                                  NEW YORK, as Co-Agent and Non-resident Lender
                                  By:
                                            ---------------------------------
                                  Name:     John Kowalczuk
                                  Title:    Vice President

                                  Address:
                                  60 Wall Street, 22nd floor
                                  New York, New York  10260
                                  Fax:  212-648-5014

                                  Commitment:      Tranche B $35,000,000




         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                   NATIONSBANK OF TEXAS, N.A., as Co-Agent
                                   and Non-resident Lender

                                   By:
                                             ---------------------------------
                                   Name:     Frank Stowers
                                   Title:    Vice President

                                   Address:
                                   303 West Wall Street
                                   Midland, Texas  79701
                                   Fax:  915-685-2009

                                   Commitment:      Tranche B $35,000,000




         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                   THE TORONTO-DOMINION BANK, as Co-
                                   Agent and Canadian Resident Lender

                                   By:
                                             ---------------------------------
                                   Name:     Loretta Palandri
                                   Title:    Manager, Corporate Banking

                                   Address:
                                   800 Home Oil Tower
                                   324-8th Avenue S.W.
                                   Calgary, Alberta  T2P 2Z2
                                   Fax:  403-292-2772

                                   Commitment:      Tranche A $35,000,000


         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                   FIRST UNION NATIONAL BANK, as Non-resident
                                   Lender

                                   By:
                                             ---------------------------------
                                   Name:     Michael Kolosowsky
                                   Title:    Vice President

                                   Address:
                                   One First Union Center
                                   301 South College Street, TW-11
                                   Charlotte, North Carolina  28288-0658
                                   Fax:  704-374-6249

                                   Commitment:      Tranche B $15,000,000


         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                WACHOVIA BANK, N.A., as Non-resident
                                Lender

                                By:
                                          ---------------------------------
                                Name:     Paige Mesaros
                                Title:    Vice President

                                Address:
                                191 Peachtree Street N.E.
                                MC370, 28th floor
                                Atlanta, Georgia  30303
                                Fax:  404-332-6898

                                Commitment:      Tranche B $15,000,000



         This is a counterpart execution page to the Credit Agreement dated December 18, 1997.

                                   SCHEDULE A
                             CHAUVCO RESOURCES LTD.
                                 LOAN AGREEMENT

                                  DEFINITIONS


"ACCOMMODATION " means an accommodation referred to in Section 3.10 of the Agreement.

"ACQUISITION" means the indirect acquisition of Chauvco by Parent as contemplated in the Combination Agreement.

"ADDITIONAL COMPENSATION" has the meaning attributed to it in Section 10.1(a) of the Agreement.

"ADVANCE" means with respect to a Drawdown under the Credit Facility or a rollover or conversion thereof:

         (a) in respect of Accommodations other than Bankers' Acceptances, the disbursement or credit of funds to, or to the credit of, the Borrower; and

         (b) in respect of Bankers' Acceptances, the acceptance or purchase by the Canadian Resident Lenders of drafts issued under the Agreement by the Borrower.

"AFFILIATE" has the meaning given such term in the Business Corporations Act (Alberta).

"AGENT" means initially CIBC in its capacity as administrative agent under the Documents or any Successor Agent.

"AGENT'S CANADIAN ADDRESS" means Commerce Court West, 7th Floor, Toronto, Ontario, M5L 1A2, until changed in accordance with the provisions of the Agreement.

"AGREEMENT" or "THIS AGREEMENT" means the agreement in writing dated the Closing Date between the Borrower, CIBC as Agent and the Lenders entitled "Credit Agreement", inclusive of all Schedules, including this Schedule, as amended, confirmed, replaced or restated from time to time and "hereto", "hereof", "herein", "hereby" and "hereunder", and similar expressions mean and refer to the Agreement and, unless the context otherwise requires, not to any particular Article, Section, paragraph or other subdivision thereof.

"ALTERNATE BASE RATE" or "ABR" means on any day, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest per annum most recently established by CIBC Inc. as its reference rate for U.S. Dollar commercial loans made to a Person in the United States; and (ii) the Federal Funds Rate plus 50 Basis Points.

"ALTERNATE BASE RATE LOANS" mean an Advance in U.S. Dollars which bears interest at a rate based on the Alternate Base Rate.

"APPLICABLE RATING LEVEL" means the level based on the senior unsecured long-term debt rating of the Parent as determined by the Rating Agencies as set forth in Section 3.11.

"BA RATE" means with respect to Bankers' Acceptances accepted by the Canadian Resident Lenders, as follows:

         (a) if such Lender is listed in Schedule I of the Bank Act (Canada), the rate established by CIBC for Bankers' Acceptances of similar terms at approximately 10:00 a.m., Toronto, Ontario time; and

         (b) if such Lender is not listed in Schedule I of the Bank Act (Canada), the lesser of such Lender's Banker's Acceptance rate for Bankers' Acceptances of similar terms or the rate established by CIBC for such Bankers' Acceptances of similar terms at approximately 10:00 a.m., Toronto, Ontario time plus
                 7.5 Basis Points.

"BANKERS' ACCEPTANCE" means a Canadian Dollar draft of the Borrower, for a term selected by the Borrower of either 1, 2, 3 or 6 months (as reduced or extended by the Lender, acting reasonably, to allow the maturity thereof to fall on a Banking Day) payable in Canada.

"BANKING DAY" means any day, other than a Saturday or Sunday, on which the Lenders, to the extent they have offices in the following cities, are open for domestic and foreign exchange business in Calgary, Alberta, Toronto, Ontario and New York, New York.

"BANKRUPTCY AND INSOLVENCY ACT (CANADA)" means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27, including the regulations made and, from time to time, in force under that Act.

"BASIS POINT" means one-hundredth of 1%.

"BORROWER" means Chauvco, an Alberta corporation and its successors and permitted assigns.

"BORROWER'S ACCOUNT" means one or more current accounts maintained by the Borrower at a branch of the Agent or such other account as may be agreed to by the Agent and the Borrower.

"BORROWING AMOUNT" means for all Advances a minimum Drawdown of $10,000,000 (Cdn. $ or U.S. $, as applicable) plus any whole multiple of $1,000,000.

"BUSINESS CORPORATIONS ACT (ALBERTA)" means the Business Corporations Act, S.A. 1981 c. B-15, including the regulations made, from time to time, under that Act.

"CANADIAN DOLLARS", "CDN. DOLLARS", "CDN. $" or "CANADIAN $" means, in each case, such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.

"CANADIAN EURODOLLAR" means Canadian Dollars which are freely convertible, transferable and dealt in on the London Interbank Eurodollar Market.

"CANADIAN EURODOLLAR LOAN" means an Advance in Canadian Dollars which bears interest at a rate based on the Canadian Eurodollar Rate.

"CANADIAN EURODOLLAR RATE" means the rate for deposits in Canadian Eurodollars which appears on Telerate Page 3740 of the Dow Jones Telerate Services as of 11:00 a.m. (London (local) time), on the date two LIBOR Banking days before a Canadian Eurodollar Loan. If such rate is not available, it shall mean the sum of:

         (a)     LIBOR; and

         (b) hedging costs of each Non-resident Lender in respect of such conversion from U.S. Dollars to Canadian Dollars.

"CANADIAN GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as published in the Handbook.

"CANADIAN PRIME RATE" or "PRIME" means the greater of (i) the rate of interest per annum most recently announced by the Agent as its reference rate for Canadian Dollar commercial loans made to a Person in Canada; and (ii) the CDOR Rate plus 50 Basis Points.

"CANADIAN PRIME RATE LOAN" means an Advance in Canadian Dollars which bears interest at a rate based on the Canadian Prime Rate.

"CANADIAN RESIDENT LENDER" means CIBC and each Lender identified as such on the signature pages to the Agreement and any other lender which becomes a Lender under Tranche A as permitted under this Agreement, each being a Person that is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

"CDOR RATE" means the average yield to maturity for bankers' acceptances accepted by CIBC quoted on the Reuter's Canadian Deposit Offered Rate screen, at 10:00 a.m., Toronto, Ontario time on the applicable date on which an Advance shall take place, for bankers' acceptances having a term similar to the term requested for each Bankers' Acceptance issued pursuant to the applicable Advance.

"CHANGE OF CONTROL" means if any Person (other than Pioneer (Canada) or an Obligor) acquires, directly or indirectly, alone or in concert with other Persons, over a period of time or at any one time, shares in the capital of the Borrower aggregating in excess of 35% of all of the then issued and outstanding Voting Shares of the Borrower.

"CHAUVCO" means Chauvco Resources Ltd. and its successors.

"CIBC" means Canadian Imperial Bank of Commerce, a Canadian chartered bank having an office in Calgary, Alberta and its successors and permitted assigns.

"CIBC INC." means CIBC Inc., a U.S. Affiliate of CIBC having its principal place of business in New York, New York.

"CLOSING CERTIFICATE" means a certificate substantially in the form of Schedule B to the Agreement.

"CLOSING DATE" means the effective date of the Agreement being December 18, 1997.

"COMBINATION AGREEMENT" means the agreement, as amended, between Parent and Chauvco dated September 3, 1997 pertaining to the Acquisition.

"COMMITMENT" means, in relation to a Lender, the maximum amount which such Lender has agreed to lend or to make available under either Tranche A or Tranche B as initially set forth in the signature pages to the Agreement, comprised of such Lender's Revolving Commitment and Term Commitment, as may be reduced or assumed pursuant to the provisions of the Agreement.

"COMMITMENT AMOUNT" means U.S. $300,000,000 or the Exchange Equivalent thereof in Canadian Dollars as may be reduced pursuant to the provisions of the Agreement.

"COMPANIES' CREDITORS ARRANGEMENT ACT (CANADA)" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

"CONFLICTED LENDER" means, with respect to any Hostile Acquisition, a Lender that has established an internal policy of general application which prohibits such Lender from extending credit to Persons (including the Borrower) for the purposes of funding a Hostile Acquisition in circumstances where such Lender has existing commitments (whether funded or unfunded) to provide credit to the Person subject to the Hostile Acquisition.

"CONSOLIDATED" refers to the consolidation of any Person, in accordance with U.S. or Canadian GAAP, with its properly consolidated Subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, or liabilities refer to the consolidated financial statements, financial position, financial condition or liabilities, as the case may be, of such Person and its properly consolidated Subsidiaries.

"CONSOLIDATED TOTAL ASSETS" means, as at the time of any determination, on a consolidated basis, based on U.S. GAAP, the Borrower's total assets as shown on its then most recent balance sheet and as set forth in the Financial Certificate.

"CONTAMINANTS" means those substances, pollutants, wastes and special wastes which are defined as contaminants, hazardous, toxic, or a threat to public health, public safety or to the Environment under any applicable Environmental Laws.

"CONTROL" means with respect to any Person, any other Person possessing directly or indirectly, the power to (a) vote sufficient Voting Shares to elect a majority of directors of such first mentioned Person or (b) direct or cause the direction of the management and policies of such first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

"CONVERSION DATE" means the day which immediately follows the last day of the Revolving Period.

"CREDIT FACILITY" means the credit facility established by the Lenders by way of Tranche A and Tranche B in favour of the Borrower pursuant to Section 3.1 of the Agreement.

"CRIMINAL CODE (CANADA)" means the Criminal Code, R.S.C. 1985, c. C-46, including the regulations made and, from time to time, in force under that Act.

"DEFAULT" means any event or circumstance which with the giving of notice or lapse of time (or both) would constitute an Event of Default.

"DISCLOSURE SCHEDULE" means (a) Schedule L hereto and (b) any documents listed on such schedule and expressly incorporated therein by reference, true and correct copies of which shall have been delivered to the Agent and each other Lender prior to the date hereof. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Documents delivered as of a date after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer as well to all other documents indicated by the Borrower to be part of the Disclosure Schedule and which the Borrower has at the particular time in question delivered to the Agent and each other Lender and which have not been promptly objected to in writing by or on behalf of the Majority Lenders.

"DISCOUNT PROCEEDS" means the amount received by the Borrower from the sale of each Bankers' Acceptance without deduction for any applicable stamping fee paid in respect thereof.

"DISPOSITION" has the meaning attributed to it in Section 14.2(j) of the Agreement.

"DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any shares held by Pioneer (Canada), but shall not include Dividends.

"DIVIDENDS" means cash dividends and cash distributions with respect to any shares held by Pioneer (Canada) made in the ordinary course of business and not a liquidating dividend.

"DOCUMENTS" means the Agreement, the Parent Guarantee, the Support Guarantees and any other instruments or agreements entered into by the Parties and any Obligor relating to the Credit Facility.

"DRAWDOWN" means a borrowing or credit of funds by way of Advances, other than an Advance by way of rollover or conversion of an Advance.

"DRAWDOWN DATE" means the date specified in a Notice of Borrowing as the date on which a Drawdown shall occur and which date shall be a Banking Day, and which, in the case of a LIBOR Based Loan or a Canadian Eurodollar Loan, shall be a LIBOR Banking Day.

 "ENVIRONMENT" means all components of the earth, including, without limitation, all layers of the atmosphere, air, land (including, without limitation, all underground spaces and cavities and all lands submerged under water), soil, water (including, without limitation, surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include the components referred to in this definition.

"ENVIRONMENTAL LAWS" means any Law relating, in whole or in part, to the protection or enhancement of the Environment, including, without limitation, transportation or handling of dangerous goods.

"ESCROW FUNDS" has the meaning attributed to it in Section 9.5 of the Agreement.

"EURODOLLARS" means U.S. Dollars which are freely convertible, transferable and dealt in on the London Interbank Eurodollar Market.

"EVENT OF DEFAULT" means an event specified in Section 18.1 of the Agreement.

"EXCESS" has the meaning attributed to it in Section 5.8 of the Agreement.

"EXCHANGE EQUIVALENT" in respect of one currency (the "Original Currency"), being Canadian Dollars or U.S. Dollars, as the case may be, means, at the date of determination, the amount of currency expressed in the other such currency necessary to purchase, based on the Noon Rate on such date, the specified amount of the Original Currency on such date.

"EXECUTIVE OFFICER" means any individual duly elected to and holding one or more of the following offices of a Person: President, Vice President, Secretary, Treasurer, Assistant-Treasurer and Assistant-Secretary.

"FACILITY FEE RATE" means the rate in Basis Points for the facility fee as determined in Section 11.1 of the Agreement.


"FEDERAL FUNDS RATE" means the rate set forth in the Federal Reserve Bank of New York weekly statistical release designated as H.15(519), opposite the caption "Federal Funds (Effective)" or, if such rate is not so published for a Banking Day, the average of the quotations at approximately 10:00 am (New York time) on such day received by the Agent from three federal funds brokers of nationally recognized standing selected by the Agent in its sole discretion.

"FINANCIAL CERTIFICATE" means a certificate by the Borrower to the Agent substantially in the form of Schedule E to the Agreement.

"FIRST INSTALMENT DATE" has the meaning given such term in Section 3.8(b) of the Agreement.

"FISCAL YEAR" means a period commencing on January 1 and ending on December 31 of each year.

"GOVERNMENTAL BODY" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.

"HANDBOOK" means the "CICA Handbook" published by the Canadian Institute of Chartered Accountants, as amended, replaced or republished from time to time.

"HOSTILE ACQUISITION" means (i) an offer by a Person to acquire or the acceptance by a Person of an offer to sell shares of a corporation (the "Target") which, having regard to other shares of the Target that are beneficially owned by such Person (or over which control or direction is exercised by such Person and its Subsidiaries and any other Person acting jointly or in concert) on the date that the offer or acceptance is made, constitutes a take-over bid under securities legislation applicable thereto and
(ii) which the board of directors of the Target has not approved or recommended to the shareholders of the Target.

"INCOME TAX ACT (CANADA)" means the Income Tax Act, S.C. 1970-71-72, c. 63, including the regulations made and, from time to time, in force under that Act.

"INDEBTEDNESS" means with respect to any Person, including the Borrower, without duplication:

         (a)     indebtedness of such Person for borrowed money;

         (b) indebtedness of such Person constituting an obligation to pay the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of such Person's business);

         (c) indebtedness of such Person evidenced by a bond, debenture, note or similar instrument;

         (d) principal obligations under leases capitalized in accordance with U.S. or Canadian GAAP (as applicable) under which such Person is the lessee;

         (e) indebtedness, contingent or otherwise, of such Person with respect to bankers' acceptances or the face amount of letters of credit or applications or reimbursement agreements therefor;

         (f) guarantees of such Person of indebtedness or obligations of the type described in paragraphs (a), (b), (c), (d) or (e) above of any other Person or obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of indebtedness or obligations of the type described in paragraphs (a), (b), (c), (d) or (e) above of any other Person, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

         (g) indebtedness or obligations of the type described in paragraphs (a), (b), (c), (d) or (e) above, which are secured by a Lien on any property owned by such Person, whether or not such indebtedness or obligations have been assumed by such Person (limited however, notwithstanding paragraphs (a), (b),
                 (c), (d) or (e), to the lesser of (i) the amount of its liability or (ii) the value of such property); and

         (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment;

provided, however, Indebtedness shall not include (i) accounts payable incurred in the ordinary course of such Person's business, or (ii) any obligations in respect of (A) exchange, forward, future, swap, hedging or similar agreements and (B) prepayments for gas or oil production or gas or oil imbalances.

"INTEREST ACT (CANADA)" means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

"JOINT PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement of Parent and Chauvco that was mailed out on or about November 17, 1997.

"JUDGMENT INTEREST ACT (ALBERTA)" means the Judgment Interest Act, S.A. 1984 c. J-O.5, including the regulations made and, from time to time, in force under that Act.

"LAWS" means all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Body, and any policies, voluntary restraints, practices or guidelines of any Governmental Body, and including, without limitation, any principles of common law and equity.

"LENDERS" means the Canadian Resident Lenders and the Non-resident Lenders collectively, provided that for the purposes of Tranche A, "Lenders" means the Canadian Resident Lenders only, and for the purposes of Tranche B, "Lenders" means the Non-resident Lenders only, and "Lender" means any one Canadian Resident Lender or Non-resident Lender as the context requires.

"LIBOR" means the rate per annum (rounded up to the nearest 1/100th of 1% if necessary) determined by the Agent, as the arithmetic average of the rates listed by Telerate (screen 3750) applicable to the relevant LIBOR Period at which deposits in U.S. Dollars are offered to financial institutions at 11:00 am (London local time) on the date 2 LIBOR Banking Days in advance of the commencement of the applicable LIBOR Period. If there is no Telerate quote for the relevant LIBOR Period, then such rate will be determined by the Agent, acting reasonably.

"LIBOR BANKING DAY" means any Banking Day on which commercial banks are open for international business (including dealings in U.S. and Canadian Dollar deposits in the London Interbank Eurodollar Market) in London, England, New York, New York, Toronto, Ontario and Calgary, Alberta.

"LIBOR BASED LOAN" means an Advance in U.S. Dollars which bears interest at a rate based on the LIBOR.

"LIBOR PERIOD" means a period of 1, 2, 3, 6, 9 or 12 months selected by the Borrower and readily available to the Borrower and accessible to the Lenders at the time of any request for a LIBOR Based Loan or Canadian Eurodollar Loan in the London Interbank Eurodollar Market.

"LIEN" means any mortgage, lien, pledge, charge (whether fixed or floating), security interest, title retention agreement, or other encumbrance of any kind, contingent or absolute but excludes, for greater certainty, any contractual right of set-off created in the ordinary course of business and any writ of execution, or other similar instrument, arising from a judgment relating to the non-payment of indebtedness.

"MAJORITY LENDERS" means the Lenders holding in aggregate at least 66 2/3% of the Commitment Amount.

"MATERIAL ADVERSE CHANGE" means, on a Consolidated basis, a change in or circumstances arising in regard to the business, operations, assets or financial conditions of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a material adverse effect on the ability of the Borrower or its Restricted Subsidiaries to perform its material obligations under the Documents.

"MATERIAL ADVERSE EFFECT" means, on a Consolidated basis, a material adverse effect on the business, operations, assets or financial conditions of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a material adverse effect on the ability of the Borrower or its Restricted Subsidiaries to perform its material obligations under the Documents.

"MATURITY DATE" means the date, which must be a Banking Day, or a LIBOR Banking Day with respect to a LIBOR Based Loan and Canadian Eurodollar Loan, on which a LIBOR Based Loan or Canadian Eurodollar Loan becomes due and payable by the Borrower, or the date on which a Bankers' Acceptance matures.

"MONTH" means a calendar month.

"MOODY'S" means Moody's Investors Service, Inc.

"NET PROCEEDS" means the Discount Proceeds less the applicable stamping fee as provided under the Agreement in respect of Bankers' Acceptances.

"NON-ACCEPTING LENDER" has the meaning attributed to it in Section 3.4.

"NON-RESIDENT LENDER" means any Lender which is not a Canadian Resident Lender, and shall initially mean each Lender identified as such on the signature pages to the Agreement and any other Lender who becomes a Lender under Tranche B as permitted under the Agreement.

"NOON RATE" means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Agent at Toronto, Ontario at approximately noon (Toronto local time)).

"NOTICE OF BORROWING" means a notice by the Borrower to the Agent substantially in the form of Schedule C to the Agreement.

"NOTICE OF ROLLOVER/CONVERSION" means a notice by the Borrower to the Agent substantially in the form of Schedule D to the Agreement.

"NOTICE OF SUBSIDIARY CONVERSION" means a notice by the Borrower to the Agent substantially in the form of Schedule J to the Agreement.

"OBLIGATIONS" means, without duplication, all Outstandings, including the face amount of any unmatured Bankers' Acceptances, and accrued interest thereon, and the payment or performance of all other Indebtedness of the Borrower to the Agent or the Lenders or a Lender hereunder or arising under and pursuant to any other Documents, including all fees, costs, expenses and indemnity obligations hereunder or thereunder.

"OBLIGORS" means the Borrower, Parent, Pioneer (Resources), each Restricted Subsidiary and any other Person who provides a Support Guarantee.

"OPERATING CREDIT" means the operating credit facility dated June 14, 1996, as amended and restated provided by the Operating Lender to the Borrower to fund negative working capital requirements up to a principal amount not exceeding Cdn. $20,000,000 or such other operating facility in place from time to time as may be entered into by the Borrower.

"OPERATING LENDER" means initially Royal Bank of Canada, a Canadian chartered bank having an office in Calgary, Alberta, or any successor Lender designated by the Borrower who agrees to provide the Operating Credit.

"OUTSTANDINGS" means the amount of principal outstanding from time to time owing by the Borrower to the Lenders under the Credit Facility and the face amount of all unmatured Bankers' Acceptances.

"PARENT" means Pioneer Natural Resources Company and its successors.

"PARENT GUARANTEE" means a guarantee given by the Parent in the form provided in Schedule H.

"PARTIES" means the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, and "PARTY" means any one of the Parties.

"PERMITTED ENCUMBRANCES" means in respect of the Borrower or any Restricted
Subsidiary:

(a) Liens for taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith and by appropriate proceedings, and if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by U.S. or Canadian GAAP or otherwise determined by the Board of Directors of the Borrower to be adequate with respect thereto;

(b) Liens of carriers, warehousemen, mechanics, labourers, materialmen, landlords, vendors, workmen, and operators arising in the ordinary course of business or incident to the exploration, development, operations and maintenance of oil, gas and other hydrocarbon properties and related facilities and assets, for sums not yet due or being contested in good faith and by appropriate proceedings, if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by U.S. or Canadian GAAP or otherwise determined by the Board of Directors of the Borrower to be adequate with respect thereto;

(c) Liens incurred in the ordinary course of the Borrower's and each Restricted Subsidiary's respective businesses in connection with worker's compensation, unemployment insurance and other social security legislation;

(d) Liens incurred in the ordinary course of the Borrower's and each Restricted Subsidiary's businesses to secure the performance of bids, tenders, trade contracts, leases (statutory only), statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature;

(e) Liens, easements, rights-of-way restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of the Borrower's and each Restricted Subsidiary's businesses or existing on property and not in the aggregate materially interfering with the ordinary conduct of the Borrower's and each Restricted Subsidiary's businesses;

(f) legal or equitable encumbrances deemed to exist by reason of negative pledges such as in Section 14.2 of this Agreement or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

(g) rights of a common owner of any interest in property held by the Borrower or any Restricted Subsidiary as such common owner;

(h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties incurred in the ordinary course of business,

(i)      Liens with respect to production purchased from others;

(j)      Liens represented by capital leases permitted under this Agreement;

(k) any defects, irregularities, or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate have a Material Adverse Effect;

(l) Liens existing pursuant to the Security Instruments as defined in the U.S. Credit Facility Agreement;

(m)      Liens existing in favor of the Agent and Lenders under the Documents;

(n) Liens on assets of a Subsidiary of the Borrower in favor of the Borrower or another Restricted Subsidiary;

(o) Liens on any property or assets owned or leased by the Borrower or any Subsidiary existing at the time such property or asset was acquired (or at the time such Person became a Subsidiary); provided that (i) in the case of the acquisition of a Subsidiary, such lien only encumbers property or assets of such Subsidiary immediately prior to or at the time of acquisition by the Borrower of such Subsidiary and (ii) the Borrower shall use its best efforts to eliminate such Liens in a timely manner;

(p) Purchase Money Liens, so long as such Liens only encumber property or assets (including any improvements thereon, accessions thereto or proceeds thereof) acquired with the proceeds of purchase money indebtedness incurred in connection with such Lien;

(q) Liens on the stock or other ownership interest of or in any Unrestricted Subsidiary;

(r) Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amount of indebtedness secured immediately prior to such renewal or extension; and

(s)      Liens approved in writing by or on behalf of the Majority Lenders.

"PERSON" means an individual, a partnership, a corporation, a company, a trust, an unincorporated organization, a union, a government or any department or agency thereof (collectively an "entity") and the heirs, executors, administrators, successors, or other legal representatives, as the case may be, of such entity.

"PIONEER (CANADA)" means Pioneer Natural Resources (Canada) Ltd. and its successors.

"PIONEER (RESOURCES)" means Pioneer International Resources Company and its successors.

"PRIMARY FACILITY" means the credit facility evidenced by the Amended and Restated Credit Facility Agreement dated as of December 18, 1997, among Pioneer Natural Resources Company as Borrower, NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, the Co-Agents signatory thereto and the Lenders signatory thereto, for U.S. $1,075,000,000 as amended, modified or restated from time to time.

"PRINCIPAL REPAYMENT" means the repayment by or for and on behalf of the Borrower to the Lenders of all or a portion of any Outstandings under the Credit Facility.

"PRO RATA SHARE" means, subject to Section 6.1, the proportion of any amount to which a Lender is entitled, or for which a Lender is responsible, and the Pro Rata Share of a Lender of any amount shall be determined as follows:

(a) the Pro Rata Share of a Lender of any Advance for which such Lender is obligated to make under the Agreement and such Lender's share of Obligations which such Lender is entitled to receive under the Documents shall be calculated by multiplying the amount of such Advance or payment, as the case may be, by the Commitment of such Lender and dividing the result by the aggregate amount of the Commitments of those Lenders which are likewise obligated or entitled; and

(b) the Pro Rata Share of a Lender of any payment received or recovered after the occurrence of an Event of Default shall be calculated by multiplying the amount received or recovered by the Obligations owing to such Lender and dividing the result by the Obligations owing to all Lenders.

"PURCHASE MONEY LIEN" means a Lien, whether given to a vendor, lender or any other Person, securing indebtedness assumed or incurred as, or to provide, all or part of the purchase price or other acquisition cost of property, which Lien is limited exclusively to such property and the proceeds thereof.

"QUARTER" means a 3 Month period commencing on the first day of each and every January, April, July and October.

"RATING AGENCIES" means S & P and Moody's or any other recognized rating agency acceptable to the Borrower and the Majority Lenders.

"RELEASE" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

"RELEASE OF RESTRICTED SUBSIDIARY" means a release by the Agent and the Lenders of a Restricted Subsidiary substantially in the form of Schedule K to the Agreement.

"RESTRICTED PAYMENTS" means any investment, contribution, distribution, loan or advance of cash to a Person (other than an Obligor, subject to Section 14.2(k)), other than:

         (a)     prudent short-term investments;

         (b) investments, contributions, distributions, loans or advances disclosed in the Updated Financial Statements or in the Disclosure Schedule or in disclosures made subsequent to the date hereof and consented to in writing by or on behalf of the Majority Lenders; or

         (c) investments, contributions, loans or advances made by any Obligor in the ordinary course of its business.

"RESTRICTED SUBSIDIARY" means each Subsidiary of the Borrower that, at the particular time in question (a) owns directly or indirectly any material assets or any interest in any other Restricted Subsidiary, and (b) either (i) has not been designated as an Unrestricted Subsidiary or (ii) has been redesignated as a Restricted Subsidiary. A Restricted Subsidiary shall remain such (even if it no longer owns directly or indirectly any interest in any material assets) until designated as an Unrestricted Subsidiary pursuant to
Section 14.2(i). An Unrestricted Subsidiary shall remain an Unrestricted Subsidiary unless redesignated as a Restricted Subsidiary pursuant to the provisions of Section 14.2(i).

"REVOLVER" means the Credit Facility during the Revolving Period.

"REVOLVING COMMITMENT" means, with respect to a Lender under the Revolver, the commitment of such Lender as shown on the signature pages hereto opposite such Lender's name, subject to such reductions or assumptions as are permitted or required under the Agreement.

"REVOLVING PERIOD" means with respect to each lender having a Revolving Commitment from time to time, initially, the period commencing on the Closing Date and ending 364 days thereafter, and thereafter ending on the day immediately preceding the Conversion Date if the Revolving Period is not extended for a further 364 days as provided under the Agreement.

"S&P" means Standard & Poor's Ratings Service.

"SCHEDULED REDUCTION" has the meaning attributed to it in Section 3.8(b) of the Agreement.

"SUBSIDIARY" means any corporation (now or hereafter in existence) of which more than 50% of the outstanding Voting Shares are owned, directly or indirectly by or for a Person, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relationship to a Subsidiary, and for purposes of this Agreement, "SUBSIDIARY" shall also include a partnership in circumstances where the Borrower, directly or indirectly, (i) owns a majority of the equity of the partnership and (ii) through the exercise of voting rights, controls the mind and management of the partnership.

"SUCCESSOR AGENT" has the meaning attributed to in Section 17.10 of the Agreement.

"SUPPORT GUARANTEE" means a guarantee given by a Restricted Subsidiary, Pioneer (Resources) and any Obligor not already an Obligor hereunder substantially in the form of Schedule H.

"TAXES" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, capital taxes, minimum taxes, levies, imposts, stamp taxes, royalties, duties, charges to tax, value added taxes, commodity taxes, goods and services taxes, and all fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future by any governmental or quasi-governmental authority of or within any jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon and any instalments in respect thereof.

"TERM COMMITMENT" means, with respect to a Lender, the Outstandings then funded by such Lender on the Conversion Date applicable to such Lender's Commitment, subject to such reductions as are permitted or required hereunder.

"TERM LOAN" means the non-revolving portion of the Credit Facility pursuant to which a Lender is required to provide to the Borrower a Term Commitment.

"TERM PERIOD" means the period commencing on the Conversion Date and expiring on the Termination Date.

"TERMINATION DATE" means with respect to the Term Period applicable to a Non-Accepting Lender, the day falling 5 Years and 1 day from the Conversion Date.

"364 DAY FACILITY" means the credit facility evidenced by the Amended and Restated Credit Facility Agreement dated as of December 18, 1997, among Pioneer Natural Resources Company, as Borrower, NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, the Co-Agents party thereto, and the Lenders party thereto, for U.S. $300,000,000 as such agreement may be amended, modified or restated from time to time.

"TRANCHE" means either Tranche A or Tranche B and "TRANCHES" means Tranche A and Tranche B.

"TRANCHE A" means Advances made by the Canadian Resident Lenders to the Borrower.

"TRANCHE B" means Advances made by the Non-Resident Lenders to the Borrower.

"UNRESTRICTED SUBSIDIARY" means each Subsidiary of the Borrower that is not designated as a Restricted Subsidiary in Schedule F hereto, or is designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 14.2(i).

"UPDATED FINANCIAL STATEMENTS" has the meaning attributed to it in Section 13.1(f) of the Agreement.

"U.S. BASE RATE" or "USBR" means the greater of (i) the rate of interest most recently announced by the Agent as its base rate for loans in U.S. Dollars made in Canada; and (ii) the daily Federal Funds Rate for such day plus 50 Basis Points.

"U.S. BASE RATE LOAN" means an Advance in U.S. Dollars which bears interest at a rate based on the U.S. Base Rate.

"U.S. CREDIT FACILITY" means the Primary Facility and the 364 Day Facility, collectively.

"U.S. DOLLARS" or "U.S.$" each means such currency of the United States of America which, as at the time of payment or determination, is legal tender therein for the payment of public or private debts.

"U.S. GAAP" means those generally accepted accounting principles and practices which are recognized as such by the "Financial Accounting Standards Board" (or any generally recognized successor) and which, in the case of the Parent, Borrower and their Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Updated Financial Statements (except for changes concurred with by the Parent's or Borrower's independent public accountants). If any change in any accounting principle or practice is required by the "Financial Accounting Standards Board" (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Parent or Borrower or with respect to the Parent, Borrower and their Consolidated Subsidiaries must be prepared in accordance with such change. In the event any changes in U.S. GAAP materially affect the calculation of Consolidated Total Assets, the Borrower and the Lenders agree to enter into good faith negotiations for an agreement to revise such calculation to take into account such changes in U.S. GAAP; until Borrower and the Lenders have entered into such an agreement, such financial calculation shall continue to be made in accordance with U.S. GAAP as in effect immediately preceding the date of such change.

"VOTING SHARES" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

"WITHHOLDING TAX" means any amount on account of Taxes which the Borrower is required to deduct or withhold under applicable Law in connection with the payment of any Obligation.

"YEAR" means a period of 12 Months from any date.

                                   SCHEDULE B
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                         FORM OF CLOSING CERTIFICATE

TO:              Canadian Imperial Bank of Commerce
                 10th Floor, Bankers Hall East
                 855 - 2nd Street S.W.
                 Calgary, Alberta
                 T2P 2P2
                 as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below).

AND TO:          Blake, Cassels & Graydon
                 Barristers & Solicitors
                 #3500, East Tower, Bankers Hall
                 855 Second Street S.W.
                 Calgary, Alberta
                 T2P 4J8

RE: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

                 This Certificate is given to the Lenders by [NAME OF BORROWER/EACH GUARANTOR] (the "Obligor") pursuant to provisions of the Credit Agreement dated the same date as this Certificate between the Obligor and CIBC.

                 This Certificate is also given by the Obligor to the legal counsel for CIBC for the purpose of enabling such counsel to rely upon the factual matters certified herein in giving their respective opinions relative to the Credit Agreement.

                 Unless otherwise indicated, capitalized terms used in this Certificate have the meanings set out in Schedule A to the Credit Agreement.

                 The Obligor hereby certifies as follows:

                 1. Annexed hereto as Exhibit A is a true and complete copy of all corporate resolutions and similar type actions taken by the Obligor and, as applicable, its shareholders, to authorize the Credit Facility and the execution and delivery of the Credit Agreement and the other Documents and the observance and performance by the Obligor of its obligations thereunder. The resolutions have not been amended, and are now in full force and effect.

                 2. Annexed hereto as Exhibit B is a true and complete copy of the currently effective constating or charter documents of the Obligor, together with any amendments thereto or continuations thereof, these constating or charter documents being in full force and effect as of the date hereof.

                 3. Annexed hereto as Exhibit C is a true and complete copy of the by-laws of the Obligor, these by-laws being in full force and effect as of the date hereof.

                 4. The persons whose names appear below have been duly appointed to the offices ascribed below to those persons and the signature placed opposite each name and office is the true signature of the person whose name appears opposite.

        NAME                      OFFICE                       SIGNATURE
        ----                      ------                       ---------
        [o]                       [o]
                                                               ----------------
        [o]                       [o]
                                                               ----------------




This Certificate is given this 18th day of December, 1997.




                                        [o]



                                        Per:
                                             -------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A
                                 (RESOLUTIONS)

                                   EXHIBIT B
                         (CONSTATING/CHARTER DOCUMENTS)

                                   EXHIBIT C
                                   (BY-LAWS)

                                   SCHEDULE C
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                          FORM OF NOTICE OF BORROWING

TO: CANADIAN IMPERIAL BANK OF COMMERCE as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re:      Credit Facility dated as of December 18, 1997 Between Chauvco
         Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")
================================================================================

         Unless otherwise indicated, capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.

1.       THE DRAWDOWN DATE IS THE ______ DAY OF ______________________,
         _______.

2. Pursuant to Section 5.2 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Accommodations be made available:

CANADIAN DOLLARS

         TYPE OF ACCOMMODATION             PRINCIPAL AMOUNT         TERM

         Canadian Prime Rate Loan/         ________________       ________
         Canadian Eurodollar Loan

         Banker's Acceptance/
         Canadian Eurodollar Loan          ________________       ________
                Canadian Resident Lender Purchase
                                           ________________     (check for yes)

U.S. DOLLARS

         TYPE OF ACCOMMODATION             PRINCIPAL AMOUNT         TERM

         U.S. Base Rate Loan/              __________________        N/A
                                                                  ---------
         Alternate Base Rate Loan

         LIBOR Based Loan                  __________________     _________

         DATED this _________ day of ______________________, ___________, at
_______________ ___m., Toronto, Ontario time.

                             CHAUVCO RESOURCES LTD.

                                        Per:
                                                  ______________________________

                                        Name:
                                        Title:

                                   SCHEDULE D
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT


                     FORM OF NOTICE OF ROLLOVER/CONVERSION

TO: The Canadian Imperial Bank of Commerce as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re:      Credit Facility dated as of December 18, 1997 Between Chauvco
         Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")
================================================================================

         Unless otherwise indicated, capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.

1. Pursuant to Section 5.2 of the Credit Agreement, the Borrower hereby irrevocably notifies the Agent that it shall be:

         (a)     rolling over the Accommodation described as:

                 Type of Accommodation:________________________________________
                 Principal Amount:_____________________________________________
                 Date of Maturity:_____________________________________________


                 into the same Accommodation
                 Date of Maturity:_____________________________________________



or;      (b)     converting the Accommodation described as:

                 Type of Accommodation:________________________________________
                 Principal Amount:_____________________________________________
                 Date of Maturity:_____________________________________________
                 into an Accommodation described as:
                 Type of Accommodation:________________________________________
                 (if Bankers Acceptance, specify if to be purchased by Canadian Resident Lenders or marketed independently)________________________________________________
                 Principal Amount:_____________________________________________
                 Date of Maturity:_____________________________________________

effective the ______ day of __________________________, _________.

         DATED this ________ day of ______________________, __________ at
___________ ___.m. Toronto, Ontario time.

                             CHAUVCO RESOURCES LTD.

                                        Per:___________________________________
                                        Name:
                                        Title:

                                   SCHEDULE E
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT


                         FORM OF FINANCIAL CERTIFICATE

TO:      The Canadian Imperial Bank of Commerce as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

         Unless otherwise indicated, capitalized terms used in this Certificate have the meanings set out in Schedule A to the Credit Agreement.

         This Certificate is furnished pursuant to Section 14.1(b) of the Credit Agreement. The Borrower hereby represents, warrants, and acknowledges to the Agent and each Lender that:

         (a) the Executive Officer of the Borrower signing this instrument is a duly elected, qualified and acting officer of the Borrower;

         (b) the value of Consolidated Total Assets as of [INSERT DATE OF LATEST FINANCIALS TO BE DELIVERED BY PARENT] (the "Reporting Date") is $[o], of which approximately [o]% represents the Consolidated Total Assets of the Borrower and Restricted Subsidiaries; and

         (c) on the Reporting Date, the Borrower was, and on the date hereof the Borrower is in full compliance with the disclosure requirements of Section 14.1(d) of the Credit Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this Certificate [except for Default(s) under Section(s) ________________ of the Credit Agreement, which [is/are] more fully described on an exhibit attached hereto].

         The Executive Officer of the Borrower signing this instrument hereby certifies without personal liability that he has reviewed the Documents and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of the Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

                                        CHAUVCO RESOURCES LTD.

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        Date:___________________________________

                                   SCHEDULE F
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                        LIST OF RESTRICTED SUBSIDIARIES

Schedule F has been omitted from this filing as (i) it is not material to an investment decision and (ii) the information that it contains has been disclosed elsewhere if disclosure of such information is required. Pioneer Natural Resources Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SCHEDULE G
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                   FORM OF REQUEST FOR AN OFFER OF EXTENSION


TO: Canadian Imperial Bank of Commerce as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

         Unless otherwise indicated capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.

1. Pursuant to Section 3.2 of the Credit Agreement, the Borrower hereby requests the Lenders under the Revolver to extend the Revolving Period for a further 364 days.

         Dated at _______________________, ______________________ this _______
day of __________________, ____________.


                                        CHAUVCO RESOURCES LTD.


                                        Per:____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE I
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                   FORM OF POWER OF ATTORNEY FOR THE ISSUANCE
                            OF BANKERS' ACCEPTANCES


TO The Canadian Imperial Bank of Commerce as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

         WHEREAS CHAUVCO RESOURCES LTD. (the "Corporation") wishes to facilitate the acceptance of Bankers' Acceptances pursuant to the terms of the Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement") .

         Unless otherwise indicated capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.


         NOW THEREFORE the Corporation, hereby makes, constitutes and appoints [INSERT NAME OF CANADIAN RESIDENT LENDER] (the "Bank"), acting by any authorized signatory of the Bank, attorney (the "Attorney") of the Corporation to complete, execute, endorse, discount and deliver on behalf of the Corporation bankers' acceptances ("Drafts") to be issued in the name of the Corporation.

         Provided that these presents or the powers given hereby shall in no way extend, revoke or make void, or be deemed or construed to extend, revoke or make void, any former or other power of attorney made by the Corporation at any time prior hereto or given to any other person or persons whomsoever for any other purpose and that such other powers of attorney shall remain and be of the same authority, validity, force and effect as if these presents had not been made, with the exception of any previous powers of attorney in form similar to this Power of Attorney granted to the Bank for the execution of Drafts, all of which previous powers are hereby revoked.

         In connection with the issuance of Drafts signed by the Attorney on behalf of the Corporation and in consideration of the Bank's continuing to carry on the banking business, and to accept Drafts, of the Corporation, the Corporation agrees with the Bank as follows:

1. Following delivery by the Corporation of a Notice of Borrowing or Notice of Rollover/Notice of Conversion requiring an Advance by way of Bankers' Acceptances pursuant to the provisions of the Credit Agreement, the Agent under the Credit Agreement may give to the Attorney, on behalf of the Corporation, written instructions, relating to the completion, endorsement, execution, discount and/or delivery by the Attorney on behalf of the Corporation of Drafts which the Corporation wishes to submit to the Bank for acceptance by the Bank and shall specify the following information:

         (a)     reference to this Power of Attorney;

         (b) a Canadian dollar amount, which shall be the aggregate face amount of the Drafts to be drawn in a particular transaction;

         (c)     the requested dates of issuance and maturity of the Drafts;

         (d)     discount or payment instructions specifying either;

                 (i) (in the case of Drafts to be discounted by the Bank), particulars of the date on and the rate of discount at which to Drafts are to be discounted, the account number of the Corporation and the financial institution at which the proceeds of discount are to be credited; or

                 (ii) (in the case of Drafts to be discounted to a person other than the Bank), particulars of the person to whom the Drafts are to be delivered, the amount of payment to be received therefrom and the account number of the Corporation and the financial institution at which such payment is to be credited.

2. The Bank may act upon receipt of the written instructions as aforesaid purporting to be from the Agent.

3. Upon receipt of the written instructions from the Agent as aforesaid, the Attorney is authorized:

         (a) to sign for and on behalf and in the name of the Corporation, as drawer, Drafts drawn on the Bank payable to the order of the Corporation or payable to the order of the Bank;

         (b)     to fill in the amount, date and maturity date of such Drafts;
                 and

         (c) to discount and/or deliver such Drafts which have been accepted by the Bank.

4. The Corporation hereby agrees to indemnify the Bank, its officers and agents, including without limitation the Attorney, to hold it and them harmless from and against any loss, liability, expenses, or claim of any kind or nature whatsoever incurred by it or them as a result of any action or inaction in any way relating to or arising out of this Power of Attorney, or the acts contemplated hereby, with the exception of gross negligence or wilful misconduct on the part of the Bank or any of its agents or employees.

         The Attorney may act as attorney of the Corporation until a subsequent power of attorney relating to the issuance of Drafts completed, executed, endorsed, signed and/or delivered by an Attorney on behalf of the Corporation is issued. This Power of Attorney may be revoked by the Corporation at any time upon not less than five Banking Days, written notice served upon the Bank at the main branch of the Bank in [o]. The revocation of this power of attorney for any such reason shall not reduce, limit or otherwise affect the obligations of the Corporation in respect of any Draft completed, executed, endorsed, discounted and/or delivered in accordance herewith prior to the date of such revocation. This Power of Attorney may be terminated by the Bank at any time upon not less than 2 Banking Days written notice to the Corporation.

5. Any revocation or termination of this Power of Attorney shall not affect the rights of the Bank and any obligations of the Corporation with respect to the indemnities of the Corporation as stated herein with respect to all matters arising prior in time to any such revocation or termination.

6. The provisions of this Power of Attorney are in addition to and not substitution for any other agreement(s) between the Corporation and the Bank relating to the issuance, acceptance and payment of Drafts.

7. In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.

8. Notices required to be delivered hereunder shall be delivered in accordance with the provisions of Section 21.1 of the Credit Agreement.

9. This Power of Attorney shall be governed by and construed in accordance with the laws of the Province of Alberta, and the laws of Canada as applicable therein and each of the Corporation and the Bank hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Power of Attorney.


                 DATED the _____________ day of __________________, ______.




                                        CHAUVCO RESOURCES LTD.


                                        By:
                                           _____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE J
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                        NOTICE OF SUBSIDIARY CONVERSION

TO The Canadian Imperial Bank of Commerce as Agent for and on behalf of the Lenders as defined in the Credit Agreement (defined below)

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

         Unless otherwise indicated capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.

         The Borrower hereby elects, pursuant and subject to Section 14.2(i) of the Credit Agreement, to convert, effective as of ________________, ________, [NAME OF SUBSIDIARY], a [JURISDICTION] [CORPORATION], ("Subject Subsidiary"), from a[n] [Restricted/Unrestricted] Subsidiary to a[n] [Unrestricted/Restricted] Subsidiary. The Borrower hereby certifies that all requirements for the conversion of the Subject Subsidiary to a[n] [Unrestricted/Restricted] Subsidiary, as specified in the Credit Agreement, have been and will be met, both as of the date hereof and after giving effect to such conversion. After giving effect to such conversion, no Default will exist. The Borrower hereby agrees that the election to convert contained herein shall not be effective if the foregoing certifications are not true and correct in all respects as of the date hereof or are not true and correct in all respects as of the date of such conversion. This election to convert shall not affect any obligation of the Borrower under the Credit Agreement.

         This instrument shall be construed in accordance with and governed by the laws of the Province of Alberta.



                                        CHAUVCO RESOURCES LTD.


                                        By:_____________________________________
                                        Name:
                                        Title:

         Receipt of the above Election to Convert is hereby acknowledged on ______________, ________.



                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Agent


                                        By:_____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE K
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                    FORM OF RELEASE OF RESTRICTED SUBSIDIARY


TO       [NAME OF SUBSIDIARY]

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================

         Unless otherwise indicated capitalized terms in this Notice have the meanings set out in Schedule A to the Credit Agreement.

         Pursuant to the notice to convert in the form of Schedule J to the Credit Agreement delivered to the Agent on _ ___________________, _______, the Borrower has notified the Lenders that it has converted [NAME OF SUBSIDIARY] from a Restricted Subsidiary to an Unrestricted Subsidiary. Subject to the accuracy of the information contained in such notice of conversion, the undersigned Agent and Lenders hereby release [NAME OF FORMER RESTRICTED SUBSIDIARY] from its obligations as Guarantor under its Guarantee dated as of ________, _______, as from time to time amended, modified and supplemented, other than obligations if any, pursuant to Section _____ thereof.

         This Release may be separately executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to constitute one and the same release.

                                   [Add signature lines for Lenders and Agent]

Agreed and Accepted
this ___ day of __________, _______ :

____________________________________
[Name of Restricted Subsidiary]

By: ________________________________
Name:
Title:

                                   SCHEDULE L
                             CHAUVCO RESOURCES LTD.
                                CREDIT AGREEMENT

                              DISCLOSURE SCHEDULE

Re: Credit Facility dated as of December 18, 1997 Between Chauvco Resources Ltd., as Borrower, Canadian Imperial Bank of Commerce ("CIBC"), as Agent and the Lenders (as defined therein), all as amended or restated from time to time (the "Credit Agreement")

================================================================================


Schedule L has been omitted from this filing as (i) it is not material to an investment decision and (ii) the information that it contains has been disclosed elsewhere if disclosure of such information is required. Pioneer Natural Resources Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.